                            DATED 11 FEBRUARY 1998
                            ----------------------



                            (1)  DAVID ANTHONY TOWNEND AND OTHERS

                            (2)  WAM!NET (UK) LIMITED

                            (3)  WAM!NET INC.


________________________________________________________________________________


                                   AGREEMENT

                        FOR THE SALE AND PURCHASE OF THE
                         ENTIRE ISSUED SHARE CAPITAL OF
                                4-SIGHT LIMITED

________________________________________________________________________________



                              [LOGO APPEARS HERE]



                                Charles Russell
                              8-10 New Fetter Lane
                                London EC4A 1RS

                               Ref: MACM/26893/1

                                   I N D E X
                                   ---------

                                                                                  PAGE NO.
     1.     DEFINITIONS.........................................................     1
            -----------
     2.     INTERPRETATION......................................................     8
            --------------
     3.     SALE OF SHARES......................................................    10
            --------------
     4.     CONDITIONS..........................................................    10
            ----------
     5.     INITIAL CONSIDERATION...............................................    11
            ---------------------
     6.     DEFERRED CONSIDERATION..............................................    12
            ----------------------
     7.     COMPLETION..........................................................    14
            ----------
     8.     WARRANTIES..........................................................    18
            ----------
     9.     WARRANTORS' LIMITATIONS OF LIABILITY................................    20
            ------------------------------------
     10.    PURCHASER'S REMEDIES................................................    20
            --------------------
     11.    PURCHASER WARRANTIES................................................    22
            --------------------
     12.    PURCHASER'S LIMITATIONS OF LIABILITY................................    22
            ------------------------------------
     13.    VENDORS' REMEDIES...................................................    22
            -----------------
     14.    ACTIONS PENDING COMPLETION..........................................    23
            --------------------------
     15.    RESTRICTIVE COVENANTS...............................................    25
            ---------------------
     16.    GUARANTEE...........................................................    27
            ---------
     17.    ANNOUNCEMENTS AND CONFIDENTIALITY...................................    28
            ---------------------------------
     18.    REGISTRATION RIGHTS.................................................    29
            -------------------
     19.    FURTHER ASSURANCE...................................................    32
            -----------------
     20.    WAIVER AND RELEASE..................................................    32
            ------------------
     21.    ENTIRE AGREEMENT AND VARIATIONS.....................................    32
            -------------------------------
     22.    COSTS...............................................................    33
            -----
     23.    COUNTERPARTS........................................................    33
            ------------
     24.    ASSIGNMENT..........................................................    33
            ----------
     25.    MISCELLANEOUS.......................................................    34
            -------------
     26.    NOTICES.............................................................    34
            -------
     27.    LAWS AND JURISDICTION...............................................    35
            ---------------------
            THE FIRST SCHEDULE..................................................    36
            ------------------
            THE VENDORS.........................................................    36
            -----------
            THE SECOND SCHEDULE.................................................    38
            -------------------
            PART 1..............................................................    38
            ------
            THE COMPANY.........................................................    38
            -----------
            PART 2..............................................................    39
            ------
            THE SUBSIDIARIES....................................................    39
            ----------------
            THE THIRD SCHEDULE..................................................    43
            ------------------
            INTELLECTUAL PROPERTY RIGHTS........................................    43
            ----------------------------
            THE FOURTH SCHEDULE.................................................    44
            -------------------
            THE PENSION SCHEME..................................................    44
            ------------------
            THE FIFTH SCHEDULE..................................................    45
            ------------------
            THE PROPERTIES......................................................    45
            --------------
            THE SIXTH SCHEDULE..................................................    46
            ------------------
            THE TAX DEED........................................................    46
            ------------
            THE FIRST SCHEDULE..................................................    60
            ------------------

            THE COVENANTORS.....................................................    60
            ---------------
            THE SECOND SCHEDULE.................................................    61
            -------------------
            THE COMPANIES.......................................................    61
            -------------
            THE SEVENTH SCHEDULE................................................    62
            --------------------
            PART I..............................................................    62
            ------
            THE VENDOR WARRANTIES...............................................    62
            ---------------------
            PART II.............................................................   102
            -------
            THE PURCHASER WARRANTIES............................................   102
            ------------------------
            THE EIGHTH SCHEDULE.................................................   106
            -------------------
            LIMITATIONS OF LIABILITY............................................   106
            ------------------------
            PART I..............................................................   106
            ------
            PART II.............................................................   110
            -------

THIS AGREEMENT is made                                                      1998
--------------

BETWEEN:-
-------

(1)  THE SEVERAL PERSONS whose names and addresses are set out in columns 1 and
     -------------------
     2 respectively of Parts 1 and 2 of the First Schedule ("the Vendors");

(2)  WAM!NET (UK) LIMITED (company number 3469851) which is registered in
     --------------------
     England and whose registered office is at 8-10 New Fetter Lane, London EC4A 1RS ("the Purchaser"); and

(3)  WAM!NET INC. which is incorporated in the State of Minnesota whose
     ------------
     principal place of business is at 6100 West 110 Street, Minneapolis, Minnesota 55438, U.S.A. ("WAM!NET").

WHEREAS:-
-------

(A) 4-Sight Limited ("the Company") is a private limited company incorporated in England further information about which is contained in Part 1 of the Second Schedule.

(B) The Vendors have full title guarantee, or are otherwise able to procure the transfer, free from all liens, charges and encumbrances, of all the issued shares in the capital of the Company in the numbers set opposite their names in column 3 of the First Schedule.

(C) The Vendors have agreed to sell and the Purchaser and WAM!NET have agreed to purchase all of the issued shares in the capital of the Company subject to and on the terms and conditions set forth herein.

NOW IT IS HEREBY AGREED as follows:-
-----------------------

1.   DEFINITIONS
     -----------

     In this Agreement the following expressions shall have the following meanings unless the context requires otherwise:-

     "the Audited Accounts"        the audited consolidated balance sheet of the
                                   Company and the Subsidiaries made up as at the Balance Sheet Date and the audited consolidated profit and loss account of the Company and the Subsidiaries for the financial year ended on that date, and the notes, directors' report and auditor's report which are annexed thereto (a true and complete copy of which is attached to the Disclosure Letter);

     "the Balance Sheet Date"      30 September 1997;

     "business day"                a day other than a Saturday or Sunday or
                                   public holiday in England and Wales or, if a payment is to be made in US dollars, other than a day on which banking institutions in New York are authorised or obliged by law or executive order to close;

     "CAA 1990"                    the Capital Allowances Act 1990;

     "the Companies Acts"          statutes for the time being regulating the
                                   activities of companies in the United
                                   Kingdom;

     "Completion"                  completion of the sale and purchase of the
                                   Shares in accordance with the provisions of Clause 7;

     "the Completion Date"         the date upon which Completion takes place;

     "the Conditions"              the conditions referred to in Clause 4;

     "the Consideration"           the consideration for the sale and purchase
                                   of the Shares as set forth in Clauses 5 and 6;

     "Consideration Shares"        shares of common stock, par value of U.S.$
                                   0.01 per share, in the capital of WAM!NET credited as fully paid and non-assessable and to be issued pursuant to Clauses 5 and 6;

     "the Disclosure Letter"       a letter of even date herewith from the
                                   Warrantors to the Purchaser
                                   disclosing certain exceptions to the
                                   Vendor Warranties;

     "Environmental Law"           all laws, regulations, directives, treaties,
                                   codes of practice, circulars, notices,
                                   guidance notes and the like (whether of the United Kingdom or elsewhere) concerning the protection of or harm to the Environment or to health of humans, animals or plants;

     "Environmental Licence"       any permit, licence, authorisation, consent
                                   or other approval required by any
                                   Environmental Law;

     "FRS's" financial reporting standards issued or adopted by the Accounting Standards Board;

     "Intellectual Property"       all inventions (whether patentable or not),
                                   patents, utility models, designs (both
                                   registered and unregistered and including rights in semiconductor topographies), copyright, trade and service marks (both registered and unregistered) together with all:-

                                   (a) rights to the grant of and applications for the same;

                                   (b)   corresponding applications, re-issues,
                                         extensions, divisions and continuations
                                         of the aforesaid; and

                                   (c)   supplementary protection certificates
                                         in respect of patents;

                                   and all similar or analogous rights
                                   throughout the world for the full term
                                   thereof;

     "Intellectual Property Rights" rights in all Intellectual Property which is listed in the Third Schedule;

     "Investor Vendors"             Geocapital IV LP, 3i Group Plc and Media Tec
                                    Investments Limited;

     "the Management Accounts"      the unaudited consolidated management
                                    accounts of the Company and the Subsidiaries for the period from the Balance Sheet Date to the Management Accounts Date (a true and complete copy of which is attached to the Disclosure Letter);

     "the Management Accounts
     Date"                          31 December 1997;

     "Material Breach"              (i) in relation to the Vendor Warranties, an
                                    event (save where the Purchaser has
                                    consented in writing to any such event), fact or circumstance having occurred which renders materially untrue, inaccurate or misleading any of the Vendor Warranties given on the date of this Agreement or which would render materially untrue, inaccurate or misleading any of the Vendor Warranties if they were repeated immediately prior to Completion and which in either case
                                    (assuming for these purposes (but not
                                    otherwise) and if applicable that the Vendor
                                    Warranties were to be repeated on
                                    Completion) would give rise to the Purchaser being entitled to make a Relevant Claim (if quantifiable) for an amount in excess of US$500,000 and, if not quantifiable, is in respect of a matter which has an adverse material effect on the value of the Shares having regard to the Company's and the Subsidiaries' business and financial condition, taken as a whole; and

                                   (ii) in relation to the Purchaser Warranties, an event (save where the Vendors have consented in writing to any such event), fact or circumstance having occurred which renders materially untrue, inaccurate or misleading any of the Purchaser Warranties given on the date of this Agreement or which would render materially untrue, inaccurate or misleading any of the Purchaser Warranties if they were repeated immediately prior to Completion and which in either case (assuming for these purposes (but not otherwise) and if applicable that the Purchaser Warranties were to be repeated on Completion) would give rise to the Vendors being entitled to make a Relevant Claim (if quantifiable) for an amount in excess of US$500,000 and, if not quantifiable, is in respect of a matter which has an adverse material effect on the value of the Consideration Shares having regard to the rights attached to the shares in WAM!NET which are held by Edward Driscoll III and Allen Witters;

     "Millennium Compliant"        the ability to process accurately all date
                                   information (without any change in operations or in procedures) whether before, during or after 1st January 2000, including but not limited to accepting, storing, retrieving and processing date input, providing accurate date output and performing accurate calculations involving dates or portions of dates in each case in a way which does not create any ambiguity as to century;

     "Opinion Letter"              a letter to be dated as of Completion in the
                                   agreed terms to the Vendors from Larkin, Hoffman, Daly & Lindgren Ltd (US counsel to
                                   WAM!NET);

     "Options"                     options to subscribe for ordinary shares in
                                   the capital of the Company, granted to the Optionholders by the Company pursuant to the 4-Sight plc Executive Share Option Scheme and the 4-Sight plc Employee Share Option Scheme;

     "Option Assignments"          deeds of sale and assignment in the agreed
                                   terms under which the Optionholders will sell and assign the Options to the Purchaser;

     "Optionholders"               those persons holding Options and listed in
                                   the list in the agreed terms and marked "A";

     "Option Payment"              the sum of US$944,755;

     "the Properties"              the properties short particulars of which are
                                   set out in the Fifth Schedule;

     "the Purchaser's Disclosure   a letter of even date herewith from the
     Letter"                       Purchaser and WAM!NET to the Vendors
                                   disclosing certain exceptions to the
                                   Purchaser Warranties;

     "the Purchaser's Group"       the Purchaser and/or WAM!NET and/or any
                                   subsidiary of the Purchaser or of WAM!NET;

     "the Purchaser's Solicitors"  Charles Russell of 8-10 New Fetter Lane,
                                   London EC4A 1RS;

     "the Purchaser Warranties"    the statements contained in Part II of the
                                   Seventh Schedule;

     "Relevant Claim"              a claim under the Purchaser Warranties or, as
                                   the case may be, the Vendor Warranties and/or of the Tax Deed;

     "the Service Agreements"      the service agreements to be entered into
                                   between the Company and each of Andrew Steven
                                   Baird, Lyndon David Stickley, David Anthony
                                   Townend and Yorick Phoenix, such service agreements to be in the agreed terms and marked "B";

     "the Shares"                  all of the issued shares in the capital of
                                   the Company;

     "SSAP's" statements of standard accounting practice issued or adopted by the Accounting Standards Board;

     "the Subsidiaries"            the companies particulars of which are set
                                   out in Part 2 of the Second Schedule;

     "the Tax Deed"                the deed in the form set out in the Sixth
                                   Schedule;

     "Taxation"                    all forms of taxation, duties, imposts,
                                   levies and rates whenever imposed and whether of the United Kingdom or elsewhere and in particular (but without prejudice to the generality of the foregoing) including income tax, withholding taxes, corporation tax, capital gains tax, capital transfer tax, inheritance tax, value added tax, customs duties, excise duties, stamp duty, stamp duty reserve tax, capital duty, national insurance contributions, social security or other similar contributions and generally any other taxes, duties, imposts, levies or other amounts (whether of a like nature or not) and any interest, penalty or fine in connection therewith;

     "Tax Authority"               any local, municipal, governmental, state,
                                   federal, or other fiscal, revenue, customs or excise authority, body or official anywhere in the world entitled to enforce or collect
                                   Taxation, including without limitation, the
                                   UK Inland Revenue and HM Customs and Excise;

     "the Taxes Act 1988"          the Income and Corporation Taxes Act 1988;

     "TCGA 1992"                   the Taxation of Chargeable Gains Act 1992;

     "VATA 1994"                   the Value Added Tax Act 1994;

     "the Vendor Warranties"       the statements contained in Part I of the
                                   Seventh Schedule;

     "the Vendors' Solicitors"     Faegre Benson Hobson Audley, 7 Pilgrim
                                   Street, London EC4V 6DR;

     "the Warrantors"              Andrew Steven Baird, Lyndon David Stickley,
                                   David Anthony Townend and Yorick Phoenix.

2.   INTERPRETATION
     --------------

     In this Agreement where the context so admits:-

     2.1 references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification) but shall exclude any new provisions enacted after the date hereof to the extent that any such provisions alter the law as at the date hereof;

     2.2 references to Clauses and Schedules are references to Clauses hereof and Schedules hereto; references to sub-clauses are, unless otherwise stated, references to sub-clauses of the Clause in which such references appear; references to paragraphs, are, unless otherwise stated, to paragraphs in the Schedule hereto in which such references appear; references to sub-paragraphs are, unless otherwise stated, to sub-paragraphs of the paragraph in which such references appear; and references to this Agreement include the Schedules;

     2.3 the plural includes the singular (and vice versa) and the masculine includes the feminine;

     2.4 the headings in this Agreement are for convenience only and shall not affect the interpretation hereof;

     2.5  save as otherwise provided in the first paragraph of paragraph 8 of
          Part I of the Seventh Schedule (Taxation Matters), the expression "the Company" when used in Part I of the Seventh Schedule (other than in paragraphs 3(1) to 3(5) and 7(8)(d) inclusive of Part I of the Seventh Schedule) shall be deemed to mean each of the Subsidiaries and the Company so that the Vendor Warranties (other than the Vendor Warranties in such paragraphs) shall apply to each of the Subsidiaries as well as to the Company;

     2.6 if any Vendor Warranty is qualified by the expression "so far as the Vendor Warrantors are aware" or any similar expression, the Vendor Warrantors shall be deemed to have made reasonable enquiry in respect of the subject matter of the Vendor Warranty;

     2.7 if any Purchaser Warranty is qualified by the expression "so far as WAM!NET is aware" or any similar expression, WAM!NET shall be deemed to have made reasonable enquiry in respect of the subject matter of the Purchaser Warranty;

     2.8 the words "subsidiary" and "holding company" shall have the meanings given to them by the Companies Act 1985 as amended by the Companies Act 1989;

     2.9 the word "Environment" shall have the meaning given to it in s.1(2) of the Environmental Protection Act 1990;

     2.10 any reference to a document being "in agreed terms" is to a document in terms which have been agreed by the parties or on their behalf by their respective Solicitors;

     2.11 save as expressly provided to the contrary in this Agreement, all warranties, covenants, agreements and obligations given or entered into in this Agreement or in the Tax Deed by more than one person are given or entered into jointly and severally.

3.   SALE OF SHARES
     --------------

3.1 The Vendors severally shall sell with full title guarantee and the Purchaser and WAM!NET shall purchase with effect from the Completion Date the Shares free from all charges, liens, encumbrances, options, equities and third party rights of any nature whatsoever and together with all rights attaching or accruing thereto and in respect of each individual Vendor the number of Shares set opposite his/its name in column 3 of the First Schedule.

3.2 The Vendors (for themselves and on behalf of their nominees) hereby severally waive all rights of pre-emption over any of the Shares conferred either by the articles of association of the Company or in any other way.

3.3 Neither the Purchaser nor WAM!NET shall be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

4.   CONDITIONS
     ----------

4.1  This Agreement shall be conditional in all respects upon:-

     4.1.1 the Commissioners of Inland Revenue notifying the Vendors to the effect that they are satisfied that the sale and purchase of the Shares will be such that no notice under section 703(3) of the Taxes Act 1988 ought to be given in respect of them in such circumstances that the provisions of section 707(2) of the Taxes Act 1988 will not apply to any such notification;

     4.1.2 the Commissioners of Inland Revenue notifying the Vendors to the effect that they are satisfied that the exchange of shares provided for by this Agreement will be effected for bona fide commercial reasons and will not form part of any such scheme or arrangements as are mentioned in section 137(1) TCGA 1992;

     4.1.3  there having been no Material Breach of any Vendor Warranty;

     4.1.4  there having been no Material Breach of any Purchaser Warranty;

     4.1.5 the receipt by the Vendors' Solicitors of a certificate signed by a duly authorised officer of WAM!NET to the effect that WAM!NET has obtained financing of not less than US$125 million available, inter alia, for the acquisition of the Shares and operation of the Company's business after Completion, on terms and conditions satisfactory to WAM!NET at its sole discretion; and

     4.1.6 each of the Optionholders having irrevocably sold and assigned all his rights under or in connection with the Options to the Purchaser in accordance with the terms of the Option Assignments and resolutions of the Optionholders and ordinary resolutions of the Vendors (in their capacity as shareholders in the Company) in each case in terms reasonably satisfactory to the Purchaser having been passed (PROVIDED THAT the Warrantors shall (a) procure that offers to the Optionholders are made by the Company for such rights and (b) use their reasonable endeavours to procure that such resolutions and ordinary resolutions are passed in each case within 3 days after receipt by the Vendor's Solicitors of the certificate referred to in sub-clause 4.1.5).

4.2 The Warrantors shall use their reasonable endeavours to procure satisfaction of the Conditions set out in sub-clauses 4.1.1, 4.1.2, 4.1.3 and 4.1.6.

4.3 The Purchaser and WAM!NET shall use their reasonable endeavours to procure satisfaction of the Conditions set out in sub-clauses 4.1.4 and 4.1.5.

4.4 In the event that the above Conditions are not satisfied or waived by all the parties on or before 31 March 1998 this Agreement shall lapse and shall be null and void and no party shall have liability to any other under this Agreement (other than pursuant to sub-clauses 4.2, 4.3, 10.2 and Clause
     17).

5.   INITIAL CONSIDERATION
     ---------------------

5.1 Save as deemed reduced herein, the consideration for the sale and purchase of the Shares shall be:-

     5.1.1 in respect of the Shares to be purchased by the Purchaser, the cash sum of US$19,055,245;

     5.1.2 in respect of the Shares to be purchased by WAM!NET, the issue by WAM!NET of 500,000 Consideration Shares (appropriately adjusted to reflect stock splits, stock dividends, reorganisations, consolidations and similar changes); and

     5.1.3 in respect of the Shares to be purchased by WAM!NET, the further consideration referred to in Clause 6.

5.2 The cash sum referred to in sub-clause 5.1.1 shall be divisible among the Vendors as set opposite each Vendor's name in column 4 of the First Schedule and paid on Completion to the Vendors' Solicitors.

5.3 Each Vendor shall have issued to him by WAM!NET at Completion such number of Consideration Shares referred to in sub-clause 5.1.2 as are opposite his name in column 5 of the First Schedule.

5.4 The Vendors' Solicitors are authorised to receive on behalf of the Vendors the cash sum referred to in sub-clause 5.1.1 and share certificates for the Consideration Shares to be issued in accordance with sub-clause 5.1.2; payment of the cash sum referred to in sub-clause 5.1.1 to the Vendors' Solicitors shall be a good discharge to the Purchaser of its obligations under sub-clause 5.2 and delivery to the Vendors' Solicitors of share certificates of such number of Consideration Shares as are set opposite each Vendor's name in column 5 of Part 1 or Part 2 (as the case may be) of the First Schedule shall be a good discharge to WAM!NET of its obligations under sub-clause 5.3.

6.   DEFERRED CONSIDERATION
     ----------------------

6.1 The further consideration for the sale and purchase of the Shares shall be the issue by WAM!NET of 150,000 Consideration Shares (appropriately adjusted to reflect stock splits, stock dividends, reorganisations, consolidations and similar changes) subject to and in accordance with the following provisions of this Clause 6.

6.2 WAM!NET will issue further Consideration Shares to the Vendors (in the relevant percentages set out in column 6 of the First Schedule) as follows:-

     6.2.1 125,000 Consideration Shares if the cumulative Non-US/Canada Revenues (as hereinafter defined) in the period of 3 years from the Completion Date equal or exceed US $50,000,000; and

     6.2.2 a further 25,000 Consideration Shares if the cumulative Non-US/Canada Revenues in the period of 3 years from the Completion Date equal or exceed US$70,000,000.

6.3 For the purpose of the foregoing, "Non-US/Canada Revenues" shall mean the revenues attributable to customer sites located outside the USA and Canada and receivable by any member of the Purchaser's Group (including after Completion, the Company and the Subsidiaries).

6.4 Within 20 business days after the end of each three month period (the first such period to begin on the Completion Date and end on the last day of the second month after the month in which Completion occurs) during the 3 years referred to above, WAM!NET shall prepare and deliver to the Vendors a certificate (signed by an authorised officer of the WAM!NET) setting out the cumulative Non-US/Canada Revenues as at the end of such 3 month period, together with reasonable supporting documentation.

6.5 In the event the Vendors shall dispute any certificate delivered by WAM!NET pursuant to sub-clause 6.4, they shall notify WAM!NET accordingly in writing within 20 business days after the date of such certificate. In the event that the Vendors do not dispute the certificate within 20 business days of the date of such certificate, such certificate shall be deemed approved.

6.6 In the event that any dispute regarding any such certificate shall not be resolved within 30 business days after the date of such certificate, the matter shall be submitted for determination by an independent certified public accountant (not employed or otherwise connected, within the meaning of Section 839 of the Taxes Act 1988, to any parties hereto), acting as expert and not as arbitrator, agreed between WAM!NET and the Vendors (failing which by the President for the time being of the Minnesota Society of Certified Public Accountants). Such determination shall be final and binding on all concerned. The fees of such accountant shall be borne equally between WAM!NET on the one hand and the Vendors on the other.

6.7 Each of the Purchaser and WAM!NET (on behalf of itself and the Purchaser's Group) undertakes with the Vendors that it will procure that the businesses of the Purchaser's Group are conducted in good faith and in a way which is not calculated or intended adversely to affect the value to the Vendors of their contingent right to receive the deferred consideration or any part thereof pursuant to this Clause 6, or the ability of WAM!NET to satisfy the same and further undertakes to the Vendors, but without prejudice to the generality of the foregoing, that until the third anniversary of the Completion Date each of them:-

     6.7.1 shall not enter into or require or cause or permit any member of the Purchaser's Group to enter into:

            (a) any artificial transaction which reduces or defers the level of Non US/Canada Revenues; or

            (b)  any other transaction where either:-

                 (aa) the principal purpose of entering into that transaction is to reduce or defer the level of Non-US/Canada Revenues; or

                 (bb) the effect of entering into that transaction is to reduce or defer the level of Non-US/Canada Revenues and such transaction is not entered into in good faith in the best interests of the Purchaser's Group; and

     6.7.2 shall procure that the business and affairs of the Purchaser's Group shall continue to be conducted on an arms' length basis for the purpose of ensuring (so far as it is reasonably possible so to do) that the level of Non-US/Canada Revenues is not distorted or reduced.

6.8 The issue of further Consideration Shares, if any, pursuant to this Clause 6 shall be made within 14 business days of the next meeting of the board of directors of WAM!NET to be held (and which shall be held as soon as reasonably practicable) after the determination (pursuant to sub-clause 6.4, 6.5 or 6.6, as appropriate) that the relevant target for Non-US/Canada Revenue has been met.

7.   COMPLETION
     ----------

7.1 Completion shall take place at the office of the Vendors' Solicitors on or before the third business day following the date on which the last Condition shall have been satisfied or waived or at such other place or on such other date as may be agreed between the Purchaser and the Vendors' Solicitors on behalf of the Vendors, whereupon:-

     7.1.1  the Warrantors shall severally deliver to the Purchaser:-

               7.1.1.1 a certificate in the agreed terms duly signed by each of them confirming that, inter alia, the Vendor Warranties are, save as therein set out, true, accurate and complete in all respects as at Completion and the provisions of Clause 14 have been complied with and dated as of Completion;

               7.1.1.2 duly executed transfers of the Shares by the registered holders thereof in favour of the Purchaser or its nominees together with the relative share certificates;

               7.1.1.3 the Tax Deed duly executed by the Warrantors as the parties referred to therein as the Covenantors;

               7.1.1.4 the resignation executed as a deed of S J Clearman as director of the Company in which he shall acknowledge in agreed terms that he has no claims against the Company for compensation for loss of office or otherwise howsoever;

               7.1.1.5 all the statutory and other books of the Company and of the Subsidiaries together with their certificates of incorporation and common seals;

               7.1.1.6 at the Properties, the deeds and documents constituting title to the Properties insofar as they are in the possession of or under the control of the Warrantors or the Company or the Subsidiaries or any of them;

               7.1.1.7 irrevocable powers of attorney in agreed terms executed by each Vendor in favour of the Purchaser to enable the Purchaser (pending registration of the transfers referred to in sub-clause 7.1.1.2) to exercise all voting and other rights attaching to the Shares and to appoint proxies for this purpose;

               7.1.1.8 the Service Agreements duly executed by each of Andrew Steven Baird, Lyndon David

                         Stickley, David Anthony Townend and Yorick Phoenix (in the case of the relevant Service Agreement in which the relevant person is named as a party);

               7.1.1.9 a letter in agreed terms from each of the Vendors in which it or he confirms that there are no monies owed to it or him by the Company or any of the Subsidiaries other than, in the case of those Vendors who are employees of the Company or a Subsidiary, customary accrued expenses and unpaid salary in respect of the period from the beginning of the month in which Completion takes place to the Completion Date;

               7.1.1.10 a certified copy of a deed of termination and release in respect of the Subscription and Shareholders' Agreement dated 12 March 1997 in the agreed terms duly executed by or on behalf of each of the parties thereto;

               7.1.1.11 Option Assignments duly executed by or on behalf of each of the Optionholders with the name of the Purchaser entered as the Purchaser of the Options; and

               7.1.1.12 Letters of Investment Intent (in the agreed terms) duly executed by each Vendor;

     7.1.2 the Warrantors shall procure that a board meeting (in the agreed terms) of the Company (as the same may be required for effecting the following) shall be held at which it shall be resolved that:-

            7.1.2.1 the transfers in respect of the Shares be approved for registration and that share certificates in respect thereof be executed as deeds and delivered to the Purchaser and WAM!NET subject only to the said transfers being duly stamped;

            7.1.2.2 the resignations of the person whose name is set out in sub-clause 7.1.1.4 be tabled and approved;

            7.1.2.3 Edward J. Driscoll III and James R. Clancy shall be appointed directors of the Company;

            7.1.2.4  the Service Agreements be approved;

     7.1.3 against compliance with the foregoing provisions, WAM!NET or, as the case may be, the Purchaser shall:-

            7.1.3.1 deliver to the Vendors' Solicitors a certificate in the agreed terms signed by a duly authorised officer of WAM!NET confirming that, inter alia, the Purchaser Warranties are, save as therein set out, true, accurate and complete in all respects as at Completion and dated as of Completion;

            7.1.3.2 deliver to the Vendors' Solicitors certificates for 500,000 Consideration Shares;

            7.1.3.3 deliver to the Vendors' Solicitors a certified copy of a Board Resolution of WAM!NET in the agreed terms (authorising and issuing to the Vendors the Consideration Shares referred to in sub-clause 5.1.2 and authorising and reserving to the Vendors the Consideration Shares referred to in Clause 6);

            7.1.3.4  deliver to the Vendors' Solicitors the Opinion Letter;

            7.1.3.5 deliver to the Vendors' Solicitors a counterpart of the Tax Deed, duly executed by the Purchaser and WAM!NET;

            7.1.3.6 deliver to the Vendors' Solicitors counterparts of the Service Agreements, duly executed by the Company;

            7.1.3.7 deliver to the Vendors' Solicitors counterparts of the Letters of Investment Intent (in the agreed terms) duly executed by WAM!NET;

            7.1.3.8 telegraphically transfer such sum as will ensure that the net sum of US$20,000,000 (being the cash sum of US $19,055,245 referred to in sub-clause 5.1.1 and the Option Payment) is credited to the Vendors' Solicitors account or accounts (details of which are to be notified to the Purchaser's Solicitors prior to Completion).

7.2 If in any respect the obligations of the Warrantors under sub-clauses 7.1.1 and 7.1.2 are not complied with on the date set for Completion, the Purchaser and WAM!NET may:-

     7.2.1 defer Completion to a date not more than 28 days after that date (in which case this sub-clause 7.2, apart from this sub-clause 7.2.1, will apply in respect of the date to which Completion is deferred); or

     7.2.2 proceed to Completion as far as practicable (but not including completion of the purchase of some only of the Shares); or

     7.2.3 (without prejudice to their rights and remedies in respect of such non-compliance) rescind this Agreement.

7.3 If in any respect the obligations of the Purchaser and WAM!NET under sub-clause 7.1.3 are not complied with on the date set for Completion, the Vendors may:-

     7.3.1 defer Completion to a date not more than 28 days after that date (in which case this sub-clause 7.3, apart from this sub-clause 7.3.1, will apply in respect of the date to which Completion is deferred); or

     7.3.2 proceed to Completion as far as practicable (but not including completion of the sale of some only of the Shares); or

     7.3.3 (without prejudice to their rights and remedies in respect of such non-compliance) rescind this Agreement.

8.   WARRANTIES
     ----------

8.1 The Warrantors hereby jointly and severally warrant to the Purchaser and WAM!NET that subject to Clause 9 and save as fairly disclosed in the Disclosure Letter the Vendor Warranties are at the date hereof true, accurate and complete in all respects.

8.2 The Warrantors jointly and severally undertake to forthwith disclose in writing to the Purchaser any matter or thing which may become known to them after the date hereof and prior to Completion which is inconsistent with any of the Vendor Warranties.

8.3 Each of the Vendors (but excluding the Investor Vendors as regards sub-clause 8.3.6) hereby warrants severally to the Purchaser and WAM!NET that:-

     8.3.1 he has full power and authority to enter into and perform this Agreement and each other document to be exercised and delivered by him at Completion other than the Tax Deed (collectively, "the Completion Agreements");

     8.3.2 the Completion Agreements, when executed, will constitute valid and binding obligations upon him in accordance with their terms;

     8.3.3 the execution and delivery of and performance by him of his obligations under the Completion Agreements and the transactions contemplated thereby will not result in a breach of any provision of the memorandum and articles of association or other constitutional documents of such Vendor or a breach of any order, judgment or decree of any court to which he is a party or by which he is bound;

     8.3.4 he is entitled to sell and transfer to the Purchaser the Shares set opposite his name in column 3 of the First Schedule on the terms of this Agreement with full title guarantee and without the consent of any third party;

     8.3.5 no person has the right (whether exercisable now or in the future and whether contingent or not but excluding the pre-emption rights which have been waived by the Vendors under sub-clause 3.2) to call for the sale or transfer of any of the Shares set opposite his name in column 3 of the First Schedule under any option or other agreement (including conversion rights and save as aforementioned and pre-emption rights) and there are no claims, charges, liens, equities or encumbrances on such Share(s);

     8.3.6 the execution and delivery of and performance by him of his obligation under the Completion Agreements and the transactions contemplated thereby will not result in a breach of any provision of the memorandum and articles of association of the Company.

8.4 It is acknowledged and agreed by each of the parties hereto that the Warranties contained in sub-clause 8.3 are the only warranties (other than warranties as to title to their respective holdings in any of the Shares) given by the Investor Vendors and, for the avoidance of doubt, the Investor Vendors shall have no liabilities in respect of any of the matters warranted by the Warrantors whether under sub-clause 8.1 or Part 1 of the Seventh Schedule or otherwise.

8.5 Each of the Warrantors hereby warrants severally to the Purchaser and WAM!NET that:-

     8.5.1  he has full power and authority to enter into and perform the Tax
            Deed;

     8.5.2 the Tax Deed, when executed, will constitute valid and binding obligations upon him in accordance with its terms;

     8.5.3 the execution and delivery of and performance by him of his obligations under the Tax Deed and the transactions contemplated thereby will not result in a breach of any provision of the memorandum and articles of association or other constitutional documents of the Company or, if appropriate, such Warrantor or a breach of any order, judgment or decree of any court to which he is a party or by which he is bound.

8.6 Any amount payable hereunder by virtue of a breach of any of the warranties or undertakings in sub-clauses 8.1, 8.2, 8.3, 8.4 or 8.5 shall be deemed to be a reduction in the amount of the Consideration received by the Investor Vendors or Warrantors (as the case may be) for the Shares.

9.   WARRANTORS' LIMITATIONS OF LIABILITY
     ------------------------------------

9.1 The provisions of Part I of the Eighth Schedule shall, subject to sub-clause 9.2, operate to limit the liability of the Warrantors under or in connection with the Vendor Warranties and under or in connection with the Tax Deed.

9.2 The provisions of paragraphs 1 to 5 (inclusive) of Part I of the Eighth Schedule shall not operate to limit the liability of the Warrantors under or in connection with the Vendor Warranties or under or in connection with the Tax Deed (and the provisions of such paragraphs shall not apply) where the liability in question arises as a result of fraud on the part of any of the Warrantors, or where the liability in question relates to a matter which has been deliberately concealed or withheld by any of the Warrantors.

10.  PURCHASER'S REMEDIES
     --------------------

10.1 The Warrantors hereby jointly and severally agree with the Purchaser and WAM!NET that in the event of any breach of the Vendor Warranties and subject always to sub-clause 9.1 and Part 1 of the Eighth Schedule, they will pay to the Purchaser or WAM!NET on demand:-

     10.1.1 the amount necessary to put the Company and the Subsidiaries into the position which would have existed if the Vendor Warranties had not been so breached; and

     10.1.2 all reasonable costs and expenses (including legal costs on an indemnity basis) incurred by the Purchaser, WAM!NET or the Company or any of the Subsidiaries as a result of such breach.

     The rights of the Purchaser and WAM!NET referred to in this sub-clause 10.1 shall not restrict any of the rights of the Purchaser and WAM!NET or the ability of the Purchaser and WAM!NET to claim damages on any basis available to them in the event of any breach of the Vendor Warranties.

10.2 The Warrantors hereby jointly and severally agree with the Purchaser and WAM!NET (and subject always to sub-clause 9.1 and Part 1 of the Eighth Schedule) to indemnify and keep indemnified each of the Purchaser and WAM!NET (for themselves and as trustees for the Company and its Subsidiaries) against any costs, damages, losses and liabilities (including, without limitation, any liability to Taxation) suffered or incurred by the Purchaser, WAM!NET, the Company or any Subsidiary by reason of the implementation of the arrangements contemplated by the Option Assignments, including without limitation the offers made to the Optionholders and payments thereto. If any payment hereunder is subject to Taxation in the hands of the recipient, such further payment shall be made as is necessary to ensure that the recipient is put in the same position as if no such Taxation had been due.

10.3 The Purchaser and WAM!NET may at any time prior to Completion (without any liability on their part) rescind this Agreement by notice in writing to the Vendors to that effect as soon as reasonably practicable after the Purchaser or WAM!NET becomes aware of any Material Breach of any Vendor Warranties.

10.4 The rights, including any such right of rescission conferred on the Purchaser and WAM!NET by this Clause, shall be in addition to and without prejudice to all other rights and remedies available to the Purchaser and WAM!NET.

10.5 The Purchaser and WAM!NET may release or compromise the liability of any of the Warrantors hereunder or grant to any Warrantor time or other indulgence without affecting the liability of any other Warrantor hereunder.

10.6 No failure to exercise, and no delay in exercising on the part of the Purchaser and WAM!NET any right or remedy in respect of any Vendor Warranty shall operate as a waiver of such right, remedy or Vendor Warranty nor shall a single or partial exercise of such right or remedy preclude the exercise of such or any other right or remedy.

10.7 The Warrantors hereby agree with the Purchaser and WAM!NET (for themselves and as trustees of the Company and the Subsidiaries) to waive any right which they may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company or the Subsidiaries or any of their officers and employees or professional advisers in enabling the Warrantors to give the Vendor Warranties and the Warrantors and their professional advisers to prepare the Disclosure Letter.

11.  PURCHASER WARRANTIES
     --------------------

11.1 WAM!NET and the Purchaser hereby jointly and severally warrant to the Vendors that:-

     11.1.1 the Purchaser Warranties are at the date hereof true, accurate and complete in all respects; and

     11.1.2 they will forthwith disclose in writing to the Vendors any matter or thing which may become known to them after the date hereof and prior to Completion which is inconsistent with any of the Purchaser Warranties.

12.  PURCHASER'S LIMITATIONS OF LIABILITY
     ------------------------------------

12.1 The provisions of Part II of the Eighth Schedule shall, subject to sub-clause 12.2 operate to limit the liability of the Purchaser and WAM!NET under or in connection with the Purchaser Warranties.

12.2 The provisions of paragraphs 1 to 4 (inclusive) of Part II of the Eighth Schedule shall not operate to limit the liability of the Purchaser (and the provisions of such paragraphs shall not apply) under or in connection with any of the Purchaser Warranties where the liability in question arises as a result of fraud on the part of the Purchaser or WAM!NET or where the liability in question relates to the matter which has been deliberately concealed or withheld by the Purchaser or WAM!NET.

13.  VENDORS' REMEDIES
     -----------------

13.1 The Purchaser and WAM!NET hereby jointly and severally agree with the Vendors that in the event of any breach of the Purchaser Warranties and subject always to sub-clause 12.1 and Part II of the Eighth Schedule, they will pay to the Vendors on demand:-

     13.1.1 the amount necessary to put the Vendors into the position which would have existed if the Purchaser Warranties had not been so breached; and

     13.1.2 all reasonable costs and expenses (including legal costs on an indemnity basis) incurred by the Vendors as a result of such breach;

     The rights of the Vendors referred to in this sub-clause 13.1 shall not restrict any of the rights of the Vendors or the ability of the Vendors to claim damages on any basis available to them in the event of any breach of the Purchaser Warranties.

13.2 The Vendors may at any time prior to Completion (without any liability on their part) rescind this Agreement by notice in writing to the Purchaser and WAM!NET to that effect as soon as reasonably practicable after the Vendors become aware of any Material Breach of any Purchaser Warranties.

13.3 The rights including any such right of rescission conferred on the Vendors by this Clause shall be in addition to and without prejudice to all other rights and remedies available to the Vendors.

13.4 The Vendors may release or compromise the liability of the Purchaser or WAM!NET hereunder or grant to either of them time or other indulgence without affecting the liability of the other.

13.5 No failure to exercise, and no delay in exercising on the part of the Vendors any right or remedy in respect of any Purchaser Warranty shall operate as a waiver or such right, remedy or Purchaser Warranty nor shall a single or partial exercise of such right or remedy preclude the exercise of such or any other right or remedy.

14.  ACTIONS PENDING COMPLETION
     --------------------------

     The Warrantors undertake to the Purchaser that, in the period from the date of this Agreement to Completion, the Company and each of the Subsidiaries shall (except with the prior written consent of the Purchaser) which consent shall not be unreasonably withheld or delayed:-

14.1 continue its business in the ordinary and usual course and so as to maintain the same as a going concern;

14.2 not enter into any contract, transaction or arrangements with the Vendors or any person connected (as such term is defined in section 839 of the Taxes Act 1988) with the Vendors (other than in respect of the payment of any remuneration properly accrued due or repayment of business or other expenses properly incurred);

14.3 save for any increases to which any director or employee is contractually entitled or which are made pursuant to any review policy currently in force and which are disclosed in the Disclosure Letter not increase or agree to increase the remuneration (including, without limitation, pension contributions, bonuses, commissions and benefits in kind) of its directors or employees (other than minor increases which the Warrantors shall notify to the Purchaser as soon as reasonably possible) or provide or agree to provide any gratuitous payment or benefit in excess of (Pounds)5,000 to any such person or any of their dependants and no employees (other than casual employees or employees whose remuneration does not exceed (Pounds)30,000 per annum) shall be engaged or dismissed or have their terms of employment altered in the case of the Warrantors, in any respect and, in the case of any other employee, in any material respect;

14.4 not amend or discontinue any of the Pension Schemes or communicate to any employee any plan, proposal or intention to amend, discontinue or exercise any discretion in relation to any of the Pension Schemes;

14.5 not acquire or agree to acquire (other than the proposed acquisition of a new accounting and administration system and the proposed lease of the "Midland Bank building" in Bournemouth, on the terms details of which are set out in the Disclosure Letter) or dispose or agree to dispose of any material asset (other than in the normal course of business) or enter into any contract or arrangement involving expenditure or liabilities in excess of (Pounds)50,000;

14.6 not make any payments out of any bank or deposit account exceeding in aggregate (Pounds)50,000 (except for payments in the normal course of business);

14.7 not create or agree to create any further security over or encumber or agree to encumber any of its assets or redeem or agree to redeem any existing security or give or agree to give any guarantees or indemnities;

14.8 not alter or agree to alter the terms of any existing borrowing facilities or arrange additional borrowing facilities or incur other indebtedness for borrowed money (other than pursuant to any existing borrowing facilities);

14.9 not alter or agree to alter or terminate or agree to terminate any agreement to which it is a party (and which involves expenditure of more than (Pounds)50,000 in total) or enter into any unusual or abnormal contract or commitment save for the proposed acquisition of a new accounting and administration system and the proposed lease of the "Midland Bank building" in Bournemouth, on the terms details of which are set out in the Disclosure Letter;

14.10 enter into (save as a defendant, having given prompt written notice thereof to the Purchaser) any litigation or arbitration proceedings (other than routine debt collection or as disclosed in the Disclosure Letter);

14.11 not declare, pay or make any dividend or other distribution of capital within the meaning of the Taxes Act 1988 nor redeem or purchase any of its shares;

14.12 not create, allot or issue any share or loan capital or other securities or acquire any shares or other interest in any other company;

14.13 not pass any resolution in general meeting other than to re-register the Company as a private limited company;

14.14 continue its insurance policies and do nothing to render such policies void or voidable;

14.15 make any change in any method or practice of accounting except for any such change required by reason of law or regulation; and

14.16 give all reasonable co-operation to the Purchaser (where applicable at the Purchaser's expense) so as to ensure a smooth, orderly and efficient continuation of management of the Company and the Subsidiaries after Completion.

15.    RESTRICTIVE COVENANTS
       ---------------------

15.1 Each of the Warrantors hereby undertakes severally with the Purchaser that he will not whether directly or indirectly or whether on his own account or for the account of any other person, firm or company, or as agent, director, partner, manager, employee, consultant or shareholder of or in any other person, firm or company:-

     15.1.1 during the period from the date hereof to two years and six months after the Completion Date carry on or be engaged or concerned or interested in any business which is directly or indirectly in competition with any business of the Company or any of the Subsidiaries carried on at the date of this Agreement in such countries in which such business is carried on at the date of this Agreement (any such business being referred in this Clause 15 to as a "Restricted Business");

     15.1.2 during the period from the date hereof to two years and six months after the Completion Date seek in competition with any Restricted Business to procure orders from, or do business with, any person firm or company who has been a customer of the Company or any of the Subsidiaries at any time during the period of twelve months prior to the Completion Date; or

     15.1.3 during the period from the date hereof to two years and six months after the Completion Date, solicit or endeavour to entice away from or discourage from being employed by the Company or any of the Subsidiaries, any person who is at the date hereof an employee of the Company or any of the Subsidiaries or whom any of such companies may at the date hereof have agreed to engage as an employee; or

     15.1.4 during the period from the date hereof to two years and six months after the Completion Date, attempt to employ or negotiate or arrange the employment of or engagement by any other person of, any person who is at the date hereof or, at the Completion Date shall be an employee of the Company or any of the Subsidiaries or whom any of such companies may at the date hereof have agreed to engage as an employee.

15.2 It is agreed by the parties that, whilst the restrictions set out in sub-clause 15.1 are considered fair and reasonable, if it should be found that any of the restrictions be void as going beyond what is fair and reasonable in all the circumstances and if by deleting part of the wording it would not be void, then such deletions shall be made as shall render sub-clause
     15.1 valid and enforceable.

15.3 None of the restrictions in sub-clause 15.1.1 shall be deemed to restrict or prevent any of the Warrantors from being interested in any business solely as the owner for investment of securities dealt in on a recognised stock exchange or the NASDAQ Stock Market and not exceeding 5 per cent in nominal value of the securities of that class or as the owners of the Consideration Shares or as officers or employees of the Purchaser's Group.

15.4 The restrictions contained in sub-clause 15.1 shall not take effect until the day after particulars of this Agreement has been duly furnished to the Director General of Fair Trading pursuant to Section 24 Restrictive Trade Practices Act 1976 (unless such restrictions shall take effect without the need for such furnishing in which case such restrictions shall take effect from Completion).

16.  GUARANTEE
     ---------

16.1 In consideration of the undertaking by the Vendors to pay WAM!NET the sum of (Pounds)1 upon written request by WAM!NET, WAM!NET irrevocably and unconditionally guarantees to the Vendors the due and punctual performance of each obligation of the Purchaser whether to be performed before on or after Completion contained in this Agreement. WAM!NET shall pay to the Vendors from time to time on demand any sum of money which the Purchaser is at any time liable to pay to the Vendors or any of them under or pursuant to this Agreement and which is then due and had not been paid at the time the demand is made. WAM!NET's obligations under this sub-clause 16.1 are primary obligations and not those of a mere surety. If an obligation of the Purchaser is void, voidable or unenforceable for any reason, WAM!NET's obligations under sub-clause 16.1 are unaffected and WAM!NET shall perform the Purchaser's obligations as if it were primarily liable for the performance.

16.2 WAM!NET's obligations under sub-clause 16.1 are continuing obligations and are not satisfied, discharged or affected by an intermediate payment or settlement of account by, or a change in the constitution or control of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to, the Purchaser.

16.3 WAM!NET's liability under sub-clause 16.1 is not affected by any arrangements which any of the Vendors may make with the Purchaser or with another person which (but for sub-clause 16.3) might operate to diminish or discharge the liability of WAM!NET or otherwise provide a defence to a surety.

16.4 Without affecting the generality of sub-clause 16.3, the Vendors may at any time as they think fit and without reference to WAM!NET:-

16.4.1 grant a time for payment or grant another indulgence or agree to an amendment, variation, waiver or release in respect of an obligation of the Purchaser under this Agreement;

16.4.2 give up, deal with, vary, exchange or abstain from perfecting or enforcing other securities or guarantees held by any of the Vendors;

16.4.3 discharge a party to other securities or guarantees held by any of the Vendors and realise all or any of those securities or guarantees; and

16.4.4 compound with, accept compositions from and make other arrangements with the Purchaser or a person or persons liable on other securities or guarantees held or to be held by the Vendors.

16.5 WAM!NET's liability under sub-clause 16.1 is not affected by the avoidance of an assurance, security or payment or a release, settlement or discharge which is given or made on the faith of an assurance, security or payment, in either case, under an enactment relating to bankruptcy or insolvency.

17.     ANNOUNCEMENTS AND CONFIDENTIALITY
        ---------------------------------

17.1 Other than to the extent required by law or by any recognised stock exchange or regulatory or governmental body having jurisdiction (and then provided that the announcement or disclosure is only made after consultation with the other parties), or in furtherance of the funding proposed by WAM!NET and referred to in sub-clause 4.1.6, no announcement or disclosure concerning the matters provided for in this Agreement shall be made or issued by or on behalf of the Vendors or the Purchaser without the prior written approval of the other (such approval not to be unreasonably withheld or delayed).

17.2 The Vendors each severally agree to keep secret and confidential and not to use, disclose or divulge to any third party or to enable or cause any person to become aware of (except for the purposes of the business of the Company) any confidential information obtained by such Vendor in connection with the transaction contemplated by this Agreement and relating to the Purchaser's Group (including after Completion, the Company and the subsidiaries) including but not limited to lists of customers, reports, notes, memoranda and all other documentary records pertaining to the Purchaser's Group (including after Completion, the Company and the subsidiaries) or their respective business affairs or products.

17.3 The restrictions in sub-clause 17.2 shall cease to apply to any such confidential information which:-

        17.3.1  at the time of disclosure was in the public domain; or

        17.3.2 after disclosure comes into the public domain other than by breach of the undertakings contained in sub-clause 17.2; or

        17.3.3 was proved to be known to the relevant party at the time of disclosure provided that the source of such information was not subject to any agreement or other duties relating to confidentiality in respect thereof.

18.     REGISTRATION RIGHTS
        -------------------

18.1    Registration Rights
        -------------------

        If WAM!NET, at any time during the period beginning on the date six months from the date WAM!NET completes a public offering of its equity securities and ending on the date seven years from Completion, proposes to register the sale of any of its securities (except debt securities, including debt securities convertible into equity securities) under the Securities Act of 1933 ("the Act"), (except by a claim of exemption or registration statement on a form (i) that does not permit the inclusion of shares by its security holders, (ii) that relates to an employee benefit plan or (iii) that relates to a combination, acquisition or disposition involving one or more other parties), WAM!NET will give written notice to all registered holders of Consideration Shares of its intention to do so and, on the written request of any registered holders of Consideration Shares received by WAM!NET within fifteen (15) days after delivery by WAM!NET of any such notice, WAM!NET will use its best efforts to cause all such Consideration Shares, the holder of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by WAM!NET. If any such registration shall be underwritten in whole or in part, WAM!NET may require that the Consideration Shares requested for inclusion pursuant to this paragraph be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that, in the good faith judgment of the managing underwriter of such public offering, the total number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering, WAM!NET need include in such registration only such number of Consideration Securities and other securities requested to be included in such registration pro rata among the holders of such Consideration Securities and other securities on the basis of the number of shares requested to be included in the registration by each such holder, provided that the inclusion of Consideration Securities or other shares held by persons requesting registration shall not reduce the number of WAM!NET securities being offered in the registration.

18.2    Miscellaneous Registration Rights Provisions
        --------------------------------------------

18.2.1 Notwithstanding anything herein to the contrary, WAM!NET may delay filing a registration statement, and may withhold or terminate efforts to cause the registration statement to become effective, if WAM!NET determines in good faith that such registration might adversely affect WAM!NET.

18.2.2 From time to time WAM!NET shall amend or supplement, at WAM!NET's expense, the prospectus used in connection therewith to the extent necessary in order to comply with applicable law. If, after the registration statement becomes effective, WAM!NET advises the holders of registered Consideration Shares that WAM!NET considers it appropriate for the registration statement or any prospectus related thereto to be amended, the holders of such Consideration Shares shall immediately suspend any further sales of their registered Consideration Shares until WAM!NET advises them that the registration statement or prospectus has been amended.

18.2.3 The holder shall furnish in writing to WAM!NET all information as may be reasonably requested by WAM!NET or required under applicable securities law in connection with any registration of Consideration Shares, including but not limited to, the proposed method of sale or other disposition of the registered Consideration Shares and any compensation payable in connection therewith. The holder shall comply with the provisions of applicable securities law in connection with the registration of Consideration Shares and the disposition thereof.

18.2.4 All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for WAM!NET, and expenses of any special audits incidental to or required by such registration, shall be borne by WAM!NET, provided however, that the person for whose account the Consideration Shares covered by such registration are sold shall bear underwriting commissions, discounts or fees relating to Consideration Shares, fees of holders' legal counsel and fees and expenses of any registration begun, the request for which has been subsequently withdrawn by the holders, in which case such expenses shall be borne by the holders requesting such withdrawal.

18.2.5 In connection with any registration statement in which the holder's Consideration Shares are included, the holder will indemnify WAM!NET, its directors and officers and each person who controls WAM!NET, against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement omission is contained in or should be contained in any information furnished in writing by the holder.

18.2.6 WAM!NET's obligation to proceed with registration under this Agreement shall terminate on the date on which, in the opinion of legal counsel to WAM!NET, all common stock of WAM!NET that could be registered under the United States Securities Act of 1933, as amended, or applicable United States state securities laws (including Consideration Shares) ("Registrable Securities") held by a holder may be transferred within a 90-day period, or reissued without restriction, in compliance with the provisions of Rule 144 or 145 under the Act, or any successor provision.

18.2.7 WAM!NET may, at its discretion and in lieu of registering the Registrable Securities (including Consideration Shares) as provided herein, repurchase such Registrable Securities (including Consideration Shares) at "Fair Market Value", as defined below,at any time after receiving a request for registration of such Registrable Securities. For purposes of this sub-clause, "Fair Market Value" shall be determined on the date WAM!NET receives the request for registration.

18.2.8 "Fair Market Value" means, with respect to WAM!NET's Common Stock, as of any date: (i) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the Nasdaq National Market, the reported closing price of the Common Stock on such exchange or by the Nasdaq National Market as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market, and bid and asked prices therefor in the over-the-counter market are reported by Nasdaq or National Quotation Bureau, Inc. (or any such comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by Nasdaq, or, if no so reported thereon, as reported by National Quotation Bureau, Inc. (or such comparable reporting services); or (iii) if the Common Stock is not so listed, or admitted to unlisted trading privileges, or reported on the Nasdaq National Market, and such bid and asked prices are not so reported by Nasdaq or National Quotation Bureau Inc. (or any comparable reporting service), such price as WAM!NET's Board of Directors determines in good faith in the exercise of its reasonable discretion.

18.2.9 Upon request of the managing underwriter of any public offering of WAM!NET's securities, each holder of Consideration Shares agrees to sign and deliver an appropriate agreement limiting such holder's right to dispose of the Consideration Shares during the course of, and for a reasonable time following, such public offering; provided, however, that such agreement (i) is in customary form appropriate to such transaction, (ii) is the same form required by such underwriter from management and other principal shareholders of WAM!NET, and (iii) has a duration not exceeding 180 days following the effective date of the registration statement.

19.     FURTHER ASSURANCE
        -----------------

        The Vendors and the Purchaser and WAM!NET shall do and execute, and shall use their respective best endeavours to procure any other necessary party to do and execute, all such further acts, things, deeds and documents as may be necessary to give effect to the terms of this Agreement.

20.     WAIVER AND RELEASE
        ------------------

20.1 No waiver by any of the parties of any of the requirements hereof or of any of its rights hereunder shall have effect unless given in writing and, in the case of a corporate party, signed by a director or other duly authorised officer of such party.

20.2 The Purchaser may release or compromise the liability of any Vendor hereunder without affecting the liability of any other Vendor.

21.     ENTIRE AGREEMENT AND VARIATIONS
        -------------------------------

21.1 This Agreement (together with the documents referred to herein) constitutes the entire Agreement between the parties with respect to all matters referred to herein.

21.2 No variations hereof shall be effective unless made in writing and signed by each of the parties and, in the case of a corporate party, by a director or other duly authorised officer of such party.

21.3 Each of the Purchaser and WAM!NET hereby acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than the Vendor Warranties and the warranties set forth in Clause 8.

21.4 The Vendors hereby acknowledge that they have not been induced to enter into this Agreement by any representation or warranty other than the Purchaser Warranties.

22.     COSTS
        -----

22.1 Save where otherwise specifically stated, each party to this Agreement shall pay its own costs of and incidental to this Agreement (and its preparation and negotiation) and the sale and purchase hereby agreed to be made.

22.2 The Purchaser shall pay all stamp duty in respect of the transfer of the Shares.

23.     COUNTERPARTS
        ------------

        This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

24.     ASSIGNMENT
        ----------

24.1 This Agreement shall be binding upon and enure for the benefit of the successors and permitted assigns of the parties but shall not be assignable save as stated below or otherwise with the agreement of all the parties. Any assignment in breach of this sub-clause 24.1 shall be void and of no force or effect.

24.2 The Purchaser (and any permitted assignee) may at any time assign all or any of its rights and benefits under this Agreement (including the Vendor Warranties and any cause of action arising from any of them) to any member of the Purchaser's Group provided that, if any member to whom such rights and benefits are assigned ceases to be a member of the Purchaser's Group, it shall re-assign the rights and benefits to the Purchaser or another member of the Purchaser's Group.

24.3 Any Vendor may at any time assign all or any of its rights to receive Consideration Shares under Clause 6 to employee(s) of the Company and/or any of its subsidiaries from time to time and (with the prior written consent of WAM!NET) to any other person PROVIDED THAT in any event such assignment shall be conditional on an opinion of Counsel for

        WAM!NET being received on terms reasonably acceptable to WAM!NET that such assignment is exempt from registration under the US Securities Act of 1933, as amended and under any applicable US state securities laws.

24.4 Any Vendor may at any time sell its Consideration Shares and assign the rights thereto to any other Vendor subject to the condition set out in the proviso to sub-clause 24.3.

25.     MISCELLANEOUS
        -------------

25.1 The provisions of this Agreement insofar as the same shall not have been performed at Completion (including but not limited to the Vendor Warranties and the Purchaser Warranties) shall remain in full force and effect notwithstanding Completion.

25.2 Time shall be of the essence of this Agreement, both as regards the dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

25.3 If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall so far as it is invalid or unenforceable be given no effect and shall be deemed not to be included in this Agreement but shall not otherwise render any of the remaining provisions of this Agreement invalid or unenforceable.

25.4 If any matter referred to in this Agreement requires the approval or agreement of the Vendors, such approval or agreement shall be deemed to have been given by all of the Vendors if it has been given in writing by such number of Vendors who, at the date hereof, hold 75% or more of the Shares. For the purposes of this Agreement, the approval or agreement of a deceased Vendor shall be deemed to have been given if given by such deceased Vendor's personal representatives.

26.     NOTICES
        -------

26.1 Any notice to be given hereunder shall either be delivered personally (including by courier) or sent by first class recorded delivery post (if to an addressee in the same country as the sender) or airmail or fax to the party to be served at the address set out opposite his name in the Preamble or in the First Schedule (as the case may be) or relevant fax number (as the case may be) notified from time to time to the other parties for this purpose) or such other address or relevant fax number (as the case may be) as may from time to time be notified to the other parties hereto for this purpose. A notice shall be deemed to have been served as follows:-

     26.1.1    if personally delivered, at the time of delivery;

     26.1.2 if posted by overland mail at the expiration of two business days after the envelope containing the same was delivered into the custody of the postal authorities;

     26.1.3 if posted by airmail at the expiration of five business days after the envelope containing the same was delivered into the custody of the postal authorities;

     26.1.4 if sent by fax, at the expiration of one business day after the same was properly despatched (provided that a copy of the notice was also sent by first class recorded delivery post or airmail within 24 hours of the fax transmission).

26.2 In proving such service it shall be sufficient to prove that personal delivery was made, or that the envelope containing such notice was properly addressed and delivered into the custody of the postal authority as a pre-paid first class recorded delivery letter, or airmail letter, or that the fax was properly addressed and despatched and the sender's machine shall have indicated that the message has been received at the addressee's machine, as the case may be.

27.  LAWS AND JURISDICTION
     ---------------------

27.1 The construction, validity and performance of this Agreement (other than Clause 18) shall be governed by the laws of England. The construction, validity and performance of Clause 18 shall be governed by US federal law and the laws of the State of Minnesota.

27.2 In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement or the Tax Deed, each party irrevocably submits to the non-exclusive jurisdiction of the English courts.

27.3 Geocapital IV L.P. hereby irrevocably appoints the Vendors' Solicitors as its agent for service of process in England in relation to any disputes or proceedings arising out of or in connection with this Agreement.

27.4 WAM!NET hereby irrevocably appoints the Purchaser's Solicitors as its agent for service of process in England in relation to any disputes or proceedings arising out of or in connection with this Agreement or the Tax Deed.

IN WITNESS this Agreement has been signed by or on behalf of each of the parties
----------
hereto the day and year first before written.

                              THE FIRST SCHEDULE
                              ------------------

                                  THE VENDORS
                                  -----------


(1)                      (2)                 (3)                   (4)                 (5)                     (6)
NAME                     ADDRESS             NO OF SHARES          CASH CONSIDERATION  CONSIDERATION SHARES    % OF DEFERRED
----                     -------             ------------          ------------------  --------------------    -------------
                                                                                                               CONSIDERATION
                                                                                                               -------------
                                             (Ordinary unless
                                              otherwise stated)
David Anthony Townend    3 Marwell Close        31,680,000             $7,991,094          263,460                48.95%
                         Littledown
                         Bournemouth
                         Dorset

Andrew Steven Baird      30 Denbigh Road         9,000,000             $2,270,197           74,846                13.90%
                         London W13 8NH

Lyndon David Stickley    14 State Street         5,000,000             $1,261,220           41,581                 7.72%
                         Marblehead
                         Massachusetts
                         USA
Yorick Phoenix                                   4,320,000             $1,089,694           35,926                 6.67%
                         6 Princes Road
                         Poole
                         Dorset BH12 1BH

(1)                      (2)                    (3)                   (4)                 (5)                     (6)
NAME                     ADDRESS                NO OF SHARES          CASH CONSIDERATION  CONSIDERATION SHARES    % OF DEFERRED
----                     -------                ------------          ------------------  --------------------    -------------
                                                                                                                  CONSIDERATION
                                                                                                                  -------------
                                                (Ordinary unless
                                                otherwise stated)
Media Tec                Unit 18                            5,000,000       $1,261,220         41,581                 7.72%
Investments Limited      Mill Wall
                         Wickham's Cay
                         Tortola
                         British Virgin Island

Geocapital IV L.P.       One Bridge Plaza                  11,883,178       $4,200,820         34,617                 12.22%
                         Fort Lee                  Preferred Ordinary
                         New Jersey                            Shares
                         USA

31 Group PLC             91 Waterloo Road                   2,742,272       $  981,000          7,989                 2.82%
                         London SE1 8XP            Preferred Ordinary
                                                               Shares

                              THE SECOND SCHEDULE
                              -------------------

                                    PART 1
                                    ------

                                  THE COMPANY
                                  -----------


(i)    Directors:                  Antony Gerard Ebel, Anthony Richard Prest,
                                   Andrew Steven Baird, Lyndon David Stickley,
                                   David Anthony Townend, Stephen Joshua
                                   Clearman

(ii)   Secretary:                  Andrew Steven Baird

(iii)  Registered Office:          Gild House, 64-68 Norwich Avenue West,
                                   Bournemouth BH2 6AW

(iv)   Date of Incorporation:      7 April 1993

(v)    Country of Incorporation:   England and Wales

(vi)   Registered Number:          2807473

(vii)  Auditors:                   Ernst & Young

(viii) Accounting Reference Date:  30 September

(ix)   Charges:                    Legal Mortgage dated 13 December 1994 in
                                   favour of National Westminster Bank Plc.

(x)  Authorised Share Capital:     (Pounds)10,000,000 divided into 985,374,550
                                   ordinary shares of 1 pence each and
                                   14,625,450 convertible redeemable preferred ordinary shares of 1 pence each

(xi) Issued Share Capital:         HOLDER     NO. & CLASS OF
                                   ------     --------------
                                              SHARES
                                              ------

                                   As per columns (1), (2) and (3) of The First
                                   Schedule

                                    PART 2
                                    ------

                               THE SUBSIDIARIES
                               ----------------


(A)    4-SIGHT (INTERNATIONAL) LIMITED

(i)    Directors:                      Christopher Holly, Harvey George
                                       Jones, Anthony Richard Prest,
                                       Andrew Steven Baird, Yorick
                                       Phoenix, Lyndon David Stickley,
                                       David Anthony Townend




(ii)   Secretary:                      Andrew Steven Baird

(iii)  Registered Office:              Gild House, 64-68 Norwich Avenue West,
                                       Bournemouth, Dorset BH2 6AW

(iv)   Date of Incorporation:          4 June 1990

(v)    Country of Incorporation:       England and Wales

(vi)   Registered Number:              2508346

(vii)  Auditors:                       Ernst & Young

(viii) Accounting Reference Date:      30 September

(ix)   Charges:                        Mortgage Debenture dated 9 August 1994
                                       in favour of National Westminster
                                       Bank Plc

(x)    Authorised Share Capital:       (Pounds)100,000 divided into 25,000
                                       redeemable preference shares of(Pounds)1 each, 250 convertible preference shares of (Pounds)100 each and 50,000 ordinary shares of (Pounds)1 each

(xi)   Issued Share Capital:           HOLDER              NO. & CLASS OF
                                       ------              --------------
                                                               SHARES
                                                               ------
                                        the Company 1,139 ordinary shares and
                                        250 convertible preference shares

(xii)     Percentage beneficially
          owned by the Company:         100%

(B)       4-SIGHT (SOFTWARE) LIMITED

(i)       Directors:                    Andrew Steven Baird, David
                                        Anthony Townend, Anthony Richard
                                        Prest, Christopher Holly

(ii)      Secretaries:                  Andrew Steven Baird, David
                                        Anthony Townend

(iii)     Registered Office:            Gild House, 64-68 Norwich Avenue
                                        West, Bournemouth, Dorset BH2 6AW

(iv)      Date of Incorporation:        15 November 1995

(v)       Country of Incorporation:     England and Wales

(vi)      Registered Number:            3126535

(vii)     Auditors:                     Ernst & Young

(viii)    Accounting Reference Date:    30 September

(ix)      Charges:                      None

(x)       Authorised Share Capital:     100 (Pounds) divided into 100
                                        ordinary shares of (Pounds)1 each

(xi)      Issued Share Capital:         HOLDER              NO. & CLASS
                                        ------              -----------
                                                            OF SHARES
                                                            ---------
                                        the Company 2 ordinary shares

(xii)     Percentage beneficially
          owned by the Company:         100%

(C)       4-SIGHT INC.

(i)       Directors:                    Andrew Titley

(ii)      Secretary:                    Andrew Titley

(iii)     Registered Office:            1209 Orange Street, Wilmington,
                                        Delaware 19801, U.S.A.

(iv)      Date of Incorporation:        4 August 1994

(v)       Country of Incorporation:     U.S.A.

(vi)      Registered Number:            N/A

(vii)     Auditors:                     None

(viii)    Accounting Reference Date:    30 September

(ix)      Charges:                      None

(x)       Authorised Share Capital:     3,000 shares of common stock, par value
                                        of $1.00 per share

(xi)      Issued Share Capital:         HOLDER              NO. & CLASS
                                        ------              -----------
                                                            OF SHARES
                                                            ---------

                                        the Company 1,999 shares of
                                        common stock

(xii)     Percentage beneficially
          owned by the Company:         100%


(D)       4-SIGHT GMBH

(i)       Directors:                    David Anthony Townend, Andrew Steven
                                        Baird

(ii)      Secretary:                    None

(iii)     Registered Office:            Hamburg, Germany

(iv)      Date of Incorporation:        12 September 1995

(v)       Country of Incorporation:     Germany

(vi)      Registered Number:            HR B 59 578

(vii)     Auditors:                     None

(viii)    Accounting Reference Date:    31 December

(ix)      Charges:                      None

(x)       Authorised Share Capital:     DM 50,000

(xi)      Issued Share Capital:         HOLDER      NO. & CLASS
                                        ------      -----------
                                                    OF SHARES
                                                    ---------

                                        the Company DM 50,000

(xii)     Percentage beneficially
          owned by the Company:         100%

                              THE THIRD SCHEDULE
                              ------------------

                         INTELLECTUAL PROPERTY RIGHTS
                         ----------------------------

1. all rights in and to the products listed in attachment 14 of the Previous Disclosure Letter (as defined in the Disclosure Letter) and the addendum to that attachment dated 28 January 1998 (both jointly hereinafter referred to as the "Intellectual Property Report") and all rights in and to all other products which the Company is developing and has released and/or developed at any time (all these products jointly hereinafter referred to as the "Products");

2. all rights in and to all other software programs, files, documentation, databases, artwork, inventions, trade secrets and other information and materials created, developed, and/or designed by the Company's past and present employees whilst in the Company's employ and/or any third parties on behalf of the Company;

3. all rights, by way of licence, in and to third party programs and libraries (so described in the Intellectual Property Report) listed in the Intellectual Property Report and all other third party programs and libraries which are currently used in the development and/or design of any of the Products and/or which are incorporated in any of the Products or are otherwise used by the Company;

4. all rights, by way of a licence agreement, in and to information of a confidential nature of a third party disclosed to the Company for the purpose of using such information subject to the terms of the agreement;

5. all registered and unregistered third party trade marks which the Company features on any of the packaging, instruction manuals and/or any other documentation and/or artwork designed and/or used in conjunction with the Company's business and/or in any of the Company's promotional and/or advertising materials;

6. all registered trade marks and applications for the same listed in the fax of Mrs Lait of Barker, Brettell & Duncan to Mr Baird of 21 January 1998 and unregistered trademarks developed by or on behalf of the Company;

7. all rights, by way of licence, in and to the software used by the Company for accounting, administrative and general office purposes.

                              THE FOURTH SCHEDULE
                              -------------------

                              THE PENSION SCHEME
                              ------------------


                                     U.S.
                                     ----

                           4-SIGHT, L.C. 401(k) PLAN

                                     U.K.
                                     ----

     The Equitable Personal Pension Plan with the Equitable Life Assurance
                               Society (dormant)

                              THE FIFTH SCHEDULE
                              ------------------

                                THE PROPERTIES
                                --------------

DATE           PREMISES                 ORIGINAL PARTIES         TERM
----           --------                 ----------------         ----
13.12.94       Units 4, 5 and 6         Graybird Properties      999 years commencing
               (Numbers 64-68)          Limited (Landlord)       commencing
               Norwich Avenue West      4-Sight (Software)
               Bournemouth              Limited (Tenant) (2)
               Dorset

20.11.96       70 Norwich Avenue West   Peter John Ruckwood      Period commencing
               Bournemouth              (Landlord) (1)           01.01.97 and expiring
               Dorset                   4-Sight plc (2)          30.04.99

16.10.97       Oserbekstrasse           COH City Office          Period commencing
               90A-C Hamburg 22083      Hamburg GmBH (1)         01.12.97 and
               Germany                  4-Sight GmBH (2)         terminable thereafter,
                                                                 but no earlier than
                                                                 31.12.98, on any
                                                                 calendar quarter on 6
                                                                 months' notice

29.02.96       Suites 3600 and 3700     Cummings Property        29.02.96 to 30.08.99
               800 West Cummings Park   Management Inc (1)
               Woburn                   4-Sight LC (2)
               Massachusetts
               U.S.A

01.07.97       Suite 3800               Cummings Property        01.07.97 to 30.07.2001
               800 West Cummings Park   Management Inc (1)
               Woburn                   4-Sight LC (2)
               Massachussets
               U.S.A

Undated        1824 Industrial Circle   John E Spencer Snr (1)   Rolling yearly renewal
               West Des Moines          CE Software Inc (2)      period 15 August to 14
               Polk, Iowa, USA                                   August

                              THE SIXTH SCHEDULE
                              ------------------

                                 THE TAX DEED
                                 ------------

THIS DEED is made this       day of            1998
---------

BETWEEN:-
-------

(1)  THE SEVERAL PERSONS whose names and addresses are set out in columns 1 and
     -------------------
     2 respectively of the First Schedule hereto ("the Covenantors"); and

(2)  WAM!NET (UK) LIMITED (company number 3969851) whose registered office is at
     --------------------
     8-10 New Fetter Lane, London EC4A 1RS and WAM!NET INC. whose principal
                                               ------------
     place of business is at 6100 West 110 Street, Minneapolis, Minnesota 55438, U.S.A (collectively "the Purchaser").

WHEREAS by an Agreement ("the Agreement") between, amongst others, the
-------
Covenantors and the Purchaser, the Covenantors, amongst others, agreed to sell the entire issued share capital of 4-Sight Limited to the Purchaser and by virtue of the Agreement the Covenantors agreed to enter into this Deed.

NOW THIS DEED WITNESSETH as follows:-
------------------------

1.   DEFINITIONS
     -----------

     In this Deed:-

     1.1 "Claim" includes any assessment, notice, demand or other document issued or action taken by or on behalf of a Tax Authority whereby the Company is or is sought to be made liable to make a payment of Taxation or a Relief is denied or is sought to be denied;

     1.2 "Event" means any event, act, transaction or omission, whether or not the Company is a party thereto, and includes (without limitation) a receipt or accrual of income or gains, distribution, deemed distribution, failure to distribute, acquisition, disposal, transfer, payment, loan, advance, Completion and any combination of two or more such occurrences;

     1.3 "Company" means each and every company listed in the Second Schedule hereto or any one of them as the context requires;

     1.4 "Relief" means any loss, relief, allowance, exemption, set off, credit, rebate, refund, right to repayment or deduction in respect of any Taxation or any set off or deduction in computing, or against, profits, income or gains of any description or source for the purposes of any Taxation;

     1.5 reference to income or profits or gains earned, accrued or received, shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any legislation relating to Taxation;

     1.6 reference to the loss of Relief or of a right to repayment of Taxation shall include the loss, reduction, modification, cancellation, nullification, withdrawal, counteracting or clawback of any Relief or right to repayment of Taxation;

     1.7 reference to any liability to Taxation shall include not only any liability to make any actual payment of Taxation (whether made before or after the date hereof and whether satisfied or unsatisfied at the date hereof) but also:-

          1.7.1 the loss of any Relief which has been shown as an asset in the Audited Accounts or has been taken into account in computing (and reducing) a provision (for deferred tax or otherwise) which appears in the Audited Accounts or which has resulted in no such provision being made in the Audited Accounts; or

          1.7.2   the amount of any Relief which has either:-

                  (a) been treated as an asset in the Audited Accounts or has been taken into account in computing (and reducing) a provision (for deferred tax or otherwise) which appears in the Audited Accounts or which has resulted in no such provision being made in the Audited Accounts; or

                  (b) arises in consequence of an Event occurring or is otherwise attributable to a period after Completion;

                  which in each case is used to relieve income, profits or gains or which has been set against any liability to make an actual payment of Taxation in circumstances where (but for such utilisation or set off) the Purchaser would have been entitled to make a claim against the Covenantors pursuant to Clause 2 of this Deed (subject always to the provisions of Clause 3 of this Deed);

     1.8 In any case mentioned in Clause 1.7 above there shall be treated as an amount of Taxation for which a liability has arisen:-

          1.8.1 in a case which falls within Clause 1.7.1 or Clause 1.7.2, where the Relief which was subject to the loss or utilisation was a deduction from or offset against Taxation, the amount of the Relief;

          1.8.2 in a case which falls within Clause 1.7.1 or 1.7.2, where the Relief which was lost or utilised was a deduction from or offset against income or profits or gains:-

                  (a) if the Relief is lost, the amount of Taxation which would, on the basis of the rates of Taxation current at Completion, have been saved had such Relief been available, on the assumption that income, profits or gains in respect of the earliest period for which such Relief is available are such that the Relief (and all other Reliefs available to the Company) could have been utilised in full (and so that for this purpose any actual liability to Taxation as a result of the loss of the Relief shall be disregarded);

                  (b) if the Relief is the subject of such set off, the amount of Taxation which has been saved in consequence of such setting off;

     1.9 reference to the result of Events on or before the date hereof shall include the combined result of two or more Events the first of which shall have taken place on or before the date hereof;

     1.10 "Taxation" means all forms of taxation, duties, imposts, levies and rates whenever imposed and whether of the United Kingdom or elsewhere and in particular (but without prejudice to the generality of the foregoing) includes income tax, withholding taxes, corporation tax, capital gains tax, capital transfer tax, inheritance tax, value added tax, customs duties, excise duties, development land tax, stamp duty, stamp duty reserve tax, capital duty, national insurance contributions, social security or other similar contributions and generally any other taxes, duties, imposts, levies or other amounts (whether of a like nature or not) and any interest, penalty or fine in connection therewith;

     1.11 "Tax Authority" means any local, municipal, governmental, state, federal or other fiscal, revenue, customs or excise authority body or official anywhere in the world, entitled to enforce or collect Taxation including, without limitation, the UK Inland Revenue and HM Customs and Excise; and

     1.12 unless the context otherwise requires words and expressions defined in the Agreement have the same meaning in this Deed as in the Agreement.

2.   COVENANT
     --------

2.1 Subject as hereinafter provided the Covenantors hereby jointly and severally covenant with the Purchaser to pay to the Purchaser or to pay, as directed by the Purchaser, to the Purchaser or to the Company an amount equal to:-

     2.1.1 any liability to Taxation of the Company which arises as a result of or by reference to any income, profits, or gains earned, accrued or received on or before Completion or as a result of or in connection with any Event occurring on or before Completion and whether alone or in conjunction with other circumstances and whether or not any such Taxation is primarily chargeable against or attributable to any other person, firm or company;

     and without limitation of the foregoing,

     2.1.2 any liability to Taxation of the Company which arises as a result of the making of a direction by HM Customs and Excise in respect of any supply made before Completion between companies which either form part of the same group of companies for the purposes of Value Added Tax or which at the time of that supply are capable of forming such a group;

     2.1.3 any Inheritance Tax for which the Company is or may become liable which:-

            (a) is at Completion a charge on any of the shares or assets of the Company or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company; or

            (b) after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company being a liability in respect of additional Inheritance Tax payable as a result of the death of any person within seven years after a transfer of value (or deemed transfer of value) if a charge on or power to sell, mortgage or charge any such shares or assets existed at Completion or would, if the death had occurred immediately before Completion and the Inheritance Tax payable as a result of such death had not been paid, have existed at Completion; or

            (c) arises as a result of a transfer of value by or to the Company occurring on or before Completion,

            and in determining whether a charge on or power to sell, mortgage or charge any of the shares or assets of the Company exists at any time, the fact that any Inheritance Tax is not yet payable or may be paid by instalments shall be disregarded, and Inheritance Tax shall be treated as becoming due and a charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other date or Event on or in respect of which it becomes payable or arises and the provisions of Section 213 of the Inheritance Tax Act 1984 shall not apply thereto;

     2.1.4 any liability to Taxation for which the Company is or may become liable in respect of or arising from any Event after Completion outside the ordinary course of business of the Company as carried on at Completion occurring in pursuance of a legally binding obligation incurred or arrangement entered into by the Company on or before Completion and which has not been disclosed in writing to the Purchaser;

     2.1.5 the reasonable costs and expenses incurred or payable by the Purchaser and/or the Company in connection with or in consequence of any Claim for Taxation or liability to Taxation or otherwise in respect of any matter for which the Covenantors are liable under the foregoing paragraphs of this Clause 2.1.

2.2  Any amount payable hereunder by virtue of the covenant contained in Clause
     2.1 above shall so far as possible be deemed to be a reduction in the consideration for the Shares agreed to be sold under the Agreement.

3.   EXCLUSIONS
     ----------

3.1 The covenant given by the Covenantors under Clause 2 above shall not cover any liability to Taxation:-

     3.1.1 to the extent that the liability was specifically taken into account in making any provision or reserve in respect of such liability to Taxation in the Audited Accounts or to the extent that payment or discharge of such liability has been taken into account in the Audited Accounts; or

     3.1.2 to the extent that any provision or reserve made in the audited accounts of the Company is insufficient only by reason of any increase in the rates of Taxation introduced after Completion with retrospective effect; or

     3.1.3 to the extent that the liability to Taxation arises or is increased as a result of any change in the law relating to Taxation or as a result of any withdrawal, replacement or amendment of any published statement of practice or extra-statutory concession announced or made after Completion with retrospective effect; or

     3.1.4 to the extent that the liability to Taxation arises wholly in consequence of a voluntary act or omission after Completion (which could reasonably have been avoided) carried out by the Purchaser or the Company or any member of the Purchaser's Group otherwise than in the ordinary course of business of the Company and which the Purchaser was or ought reasonably to have been aware could give rise to the liability to Taxation in question but so that this exclusion shall not extend to any voluntary act or omission carried out (a) pursuant to a legally binding obligation (whether pursuant to contract or by virtue of any law or regulation) existing on or before Completion; or (b) with the prior written consent of the Covenantors; or

     3.1.5 to the extent that the loss occasioned has been recovered pursuant to any claim under the Vendor Warranties or recovered from any third party; or

     3.1.6 to the extent that such liability to Taxation was discharged prior to Completion (net of any cost to the Purchasers' Group in making such discharge); or

     3.1.7 to the extent that any Relief which has not been utilised in the Audited Accounts or which is not shown as an asset in the Audited Accounts arises in respect of or as a consequence of any Event occurring before the Balance Sheet Date is available to the Company to set against or otherwise mitigate the liability to Taxation giving rise to the claim; or

     3.1.8 to the extent and insofar that it arises or is increased as a consequence of any failure to or delay by the Purchaser or the Company in complying with any of their obligations under this Deed; or

     3.1.9 to the extent that it arises in the ordinary course of business of the Company either as a result of or in respect of any Event which occurred after the Balance Sheet Date or in respect of or by reference to any income profits or gains actually earned, accrued or received after the Balance Sheet Date; or

     3.1.10 to the extent that it arises in respect of or by reference to any income profits or gains earned, accrued or received after the Balance Sheet Date to the extent that the consideration actually earned, accrued, received or receivable in relation thereto is not less than the consideration deemed to have earned, accrued or received for Taxation purposes;

     3.1.11 to the extent that it is a liability in respect of value added tax relating to supplies made by the Company before Completion in respect of which value added tax has been properly charged and the tax invoice issued but which value added tax is not yet due and payable to HM Customs & Excise unless and to the extent that such value added tax is not actually received by the Company; or

     3.1.12 to the extent that the liability arises by reason of a voluntary disclaimer by the Company after Completion of the whole or any part of any allowance to which it is entitled under Part II CAA 1990 or by reason of the revocation by the Company after Completion of any claim for a Relief made (whether provisionally or otherwise) by it prior to

                    Completion in each case where the allowance or Relief was taken into account in the Audited Accounts; or

     3.1.13 to the extent that the liability has been made good by insurers or otherwise compensated without cost to the Purchaser or the Company.

3.2 The provisions of Part I of the Eighth Schedule to the Agreement shall operate to limit the liability of the Covenantors under this Deed save in the circumstances referred to in Clause 9.2 of the Agreement (in which case the provisions of paragraphs 1 to 5 (inclusive) of Part I of the Eighth Schedule to the Agreement shall not apply to limit the liability of the Covenantors under this Deed).

3.3 In calculating the liability of the Covenantors in respect of any Claim credit will be given to the Covenantors to the extent of any provision or reserve in respect of Taxation made in the audited accounts of the Company which proves and is certified by the Company's auditors to be an over-provision or over-reserve PROVIDED THAT in computing any such over-provision or over-reserve no account shall be taken of any change in law or the practice of any Tax Authority introduced or announced after the Balance Sheet Date or any Relief arising after the Balance Sheet Date.

4.   CONDUCT OF NEGOTIATIONS AND PROCEEDINGS
     ---------------------------------------

4.1 If any matter or circumstance which may give rise to a Claim relevant for the purposes of this Deed comes to the attention of the Purchaser, it shall:-

     4.1.1 forthwith give written notice thereof to the Covenantors indicating in reasonable detail the nature of the Claim and further shall procure that the Company shall promptly supply the Covenantors with full details of the Claim as soon as the Purchaser becomes aware of them including a reasonable estimate of the amount and details of the date on which payment in respect of the Claim is due; and

     4.1.2 if the Covenantors indemnify the Purchaser and the Company to their reasonable satisfaction against all losses, costs, damages and expenses (including any interest or penalty on overdue Taxation and any additional Taxation) which may be incurred thereby (and provide security for costs reasonably satisfactory to them in respect of such indemnity) take such steps as the Covenantors may reasonably request to avoid, dispute, resist, appeal, compromise or defend the Claim and provide the Covenantors with such information, books, records and correspondence as are in the control of the Purchaser or the Company and which the Covenantors shall reasonably require for the purpose of contesting such Claim and shall give the Covenantors such assistance and reasonable co-operation for the purposes of taking such action as the Covenantors may reasonably request.

4.2 Neither the Purchaser nor the Company shall be obliged to appeal against any Taxation assessment raised on it if:-

     4.2.1 having given the Covenantors written notice of the receipt of the Taxation assessment in accordance with provisions of Clause 4.1.1, it has not within 15 business days received instructions in writing from the Covenantors in accordance with the provisions of Clause
            4.1.2 to make that appeal;

     4.2.2 any period prescribed by the relevant legislation relating to Taxation for making of an appeal against the liability for Taxation which is the subject of the claim has expired before any request is made by the Covenantors in accordance with Clause 4.1.2;

     4.2.3 this will involve contesting any Taxation assessment beyond the first appellate body (excluding the Tax Authority demanding the Taxation in question) in the jurisdiction concerned, unless the Covenantors furnish the Purchaser with the written opinion of tax counsel of at least 10 years standing to the effect that an appeal against the assessment in question will, on the balance of probabilities, succeed.

4.3  Subject to compliance of the Purchaser with its obligations under Clause
     4.1.1 the Purchaser and the Company shall be entitled without reference to the Covenantors to admit, compromise, settle, discharge or otherwise deal with any Taxation assessment after whichever is the earliest of:-

     4.3.1 the Purchaser or the Company being notified by any of the Covenantors that they consider that the assessment should no longer be resisted;

     4.3.2 the expiry of a period of 20 business days following the service of a notice by the Purchaser or the Company on the Covenantors, or on any of them, requiring the Covenantors to clarify or explain the terms of any request made under Clause 4.1.2, during which period no such clarification or explanation has been received by the Purchaser or the Company; and

     4.3.3 the expiry of any period prescribed by applicable legislation for the making of an appeal against either the Taxation assessment or the decision of any court or tribunal in respect of any such assessment, as the case may be.

4.4 Neither the Purchaser nor the Company shall be required to take any action which in its reasonable opinion is likely to materially prejudice its business or result in the Purchaser or the Company or any company which forms part of the Purchaser's Group incurring a liability to Taxation or an increased liability to Taxation which would not otherwise have arisen.

4.5 The Purchaser shall make no settlement or compromise of any liability to Taxation for which a claim has been made under this Deed and in respect of which the Covenantors have made any such request as is referred to in Clause 4.1.2 above, nor agree any matter in the course of disputing the said claim likely to affect the amount thereof without the prior written approval of the Covenantors of the terms of the proposed settlement or agreement (such approval not to be unreasonably withheld or delayed) and upon settlement or final adjudication of the said claim the Covenantors shall forthwith discharge any liability to Taxation arising from the said claim in accordance with Clause 6 below.

4.6 Clause 4.1.2 shall not apply in respect of a Claim if the Covenantors or the Company have committed an act or are responsible for an omission in relation to the Claim which the Purchaser or the Company reasonably considers constitutes fraudulent or negligent conduct.

5.   TAX RETURNS
     -----------

5.1 The Covenantors or their duly authorised agents (at the expense of the Covenantors) shall at their option be responsible for and have the conduct and control of preparing, submitting to and agreeing with the relevant Tax Authority all Tax returns and computations of the Company for all accounting periods ended on or before the Completion, provided that such Tax returns and computations shall be prepared on a basis consistent with that upon which such returns and computations have been prepared by the Covenantors (or their duly authorised agent) previously, save to the extent that any change in such basis is required in order to comply with any change in generally accepted accounting principles or any change in legislation, law or published practice of, or any requirement of, any Tax Authority or to take account of any change in any interpretation thereof.

5.2 The Purchaser and the Covenantors shall each respectively provide (or procure the provision to) the other or their duly authorised agents of such information and assistance which may reasonably be required to prepare, submit and agree all such outstanding Tax computations and returns, including, without limitation, the causing of any computations, returns, notices, claims, elections and agreements to be authorised signed and returned by the Company to the Covenantors or their duly authorised representatives for submission to the appropriate Tax Authority provided that the Purchaser shall not be obliged to and shall not be obliged to procure that the Company take any such action as is mentioned in this sub-clause in relation to any Tax return or other document that is not full, true and accurate in all material respects.

5.3 The Covenantors shall ensure that all such Tax returns and computations, together with any related correspondence, are delivered to the Purchaser before submission to the Tax Authority concerned, and the Covenantors shall consult the Purchaser and consider the Purchaser's comments concerning the same.

6.   DATE FOR PAYMENT
     ----------------

6.1 Where the Covenantors are liable to make a payment pursuant to this Deed, the due date for making such payment which shall be made in cleared funds shall be :-

     6.1.1 in a case which involves the making of an actual payment of Taxation by the Company, the date that is three business days immediately before the last date on which the Company would have had to pay to the relevant Tax Authority the Taxation that has given rise to the Covenantors' liability under this Deed in order to avoid incurring a liability to interest or a charge or penalty in respect of that liability to Taxation; or

     6.1.2 in respect of a liability to Taxation falling within Clause 1.7.1 within five business days after the date on which the Covenantors are notified by the Purchaser or the Company that the Covenantors have a liability for a determinable amount;

     6.1.3 in respect of a liability to Taxation falling within Clause 1.7.2 the date that is one business day before the last date upon which the Company would have had to make an actual payment of Taxation but for the utilisation or set off of the Relief, as the case may be, in order to avoid incurring a liability to pay interest or a charge or a penalty;

     6.1.4 in any other case, within five business days after the date when the Covenantors have been notified by the Company or the Purchaser that the Covenantors have a liability for a determinable amount, such notice to be accompanied by reasonable evidence of the liability in question having been incurred.

6.2 If any sum due and payable by the Covenantors under this Deed is not paid on the due date for payment as ascertained in accordance with the provisions of this Deed, the Covenantors shall in addition to that sum, pay interest on the amount for the time being unpaid from the due date for payment of the sum to and including the day of actual payment of the sum (or the next business day if the day of actual payment is not a business day). The interest shall accrue from day to day (before as well as after judgment) at the rate of 2% per annum above the base lending rate for the time being of Lloyds Bank plc and shall be compounded quarterly on the usual quarter days.

7.   GROSSING UP
     -----------

7.1 Any payment by the Covenantors to the Purchaser or to the Company hereunder shall be paid free and clear of all deductions, withholdings, set offs or counterclaims whatsoever, save as may be required by law. If any deductions or withholdings shall be required by law, the Covenantors shall be obliged to pay to the Purchaser or to the Company such sum as will, after such deduction or withholding has been made, leave the Purchaser or the Company with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

7.2 If any payment by the Covenantors to the Purchaser or the Company hereunder shall be subject to Taxation in the hands of the recipient then the sum payable shall be increased by such amount as will ensure that, after payment of Taxation, the Purchaser or the Company receives a net sum equal to the sum which it would otherwise have received under this Deed had the payment not been subject to Taxation provided always that if any payment is initially made on the basis that the amount due is taxable in the hands of the recipient and it is subsequently determined that is not, the Purchaser shall promptly refund to the Covenantors the excess amount paid.

8.   REFUNDS
     -------

     If the Covenantors have made a payment under Clause 2 of this Deed and the Purchaser or the Company subsequently receives from any other person (other than the Company or the Purchaser) any sum in respect of the Taxation concerned (otherwise than by reason of any Relief arising in consequence of an Event occurring after Completion), the Purchaser or the Company shall forthwith repay or procure the repayment to the Covenantors of the amount received (including any interest or repayment supplement paid by the Tax Authority relating to the period after receipt of the relevant payment from the Covenantors on or in respect thereof, less any costs reasonably and properly incurred in recovering such amount and any Taxation on such amount) not exceeding the payment by the Covenantors hereunder.

9.   CORRESPONDING SAVINGS
     ---------------------

9.1 If any payment is made by the Covenantors under this Deed in respect of a liability to Taxation and the Company or the Purchaser receives a Relief in respect of the liability to Taxation in question, the Purchaser shall pay to the Covenantors the lower of the amount of Taxation that the Purchaser, the Company or any member of the Purchaser's Group actually saves by virtue of the relief (less any reasonable costs of obtaining or recovering such relief and any Taxation suffered thereon) and the aggregate payments previously made by the Covenantors under this Deed.

9.2 Any payment to be made by the Purchaser pursuant to Clause 9.1 shall be made 5 business days after the date on which Taxation would have been recoverable by a Taxation Authority but for the use of the Relief.

10.  GENERAL
     -------

10.1 Any liability of the Covenantors to the Purchaser or to the Companies under the provisions of this Deed may in whole or in part be released, varied, compounded or compromised by the Purchaser and by the Companies in their absolute discretion without in any way prejudicing or affecting their rights against the Covenantors hereunder. A waiver by the Purchaser and/or by the Company of any breach by the Covenantors of the covenants and undertakings contained in this Deed or the acquiescence of the Purchaser and/or the Company in the act, whether of commission or omission, which but for such acquiescence would be a breach as aforesaid, shall not constitute a general waiver of such covenant or undertaking or of any subsequent act contrary thereto.

10.2 The provisions of Clauses 20.2, 21.2, 22, 23, 24.1, 24.2, 25.2, 25.3, 25.4,
     26 and 27 of the Agreement shall apply as if repeated herein with references to the Vendors in such provisions being deemed to be references herein to the Covenantors and references therein to this Agreement being deemed to be references herein to this Deed.

11.  SECONDARY LIABILITIES
     ---------------------

11.1 WAM!NET (UK) Limited and WAM!NET Inc hereby jointly and severally covenant with the Covenantors to pay to the Covenantors an amount equivalent to any liability to Taxation of the Company for which the Covenantors are assessed under Section 767A Taxes Act together with any reasonable costs and expenses properly incurred by the Covenantors in connection with such Taxation or a claim under this Clause.

11.2 The covenant contained in Clause 11.1 shall:

     11.2.1 not apply to any Taxation to the extent that the Purchaser could claim payment in respect of it under Clause 2.1 of this Deed;

     11.2.2 not apply to Taxation which has been recovered under Section 767B(2) Taxes Act (and the Covenantors shall procure that no such recovery is sought to the extent that payment is made hereunder).


IN WITNESS whereof this Deed has been executed by the Covenantors and the
----------
Purchaser and delivered the day and year first above written.

                               THE FIRST SCHEDULE
                               ------------------

                                THE COVENANTORS
                                ---------------


(1)                                (2)

NAME                               ADDRESS
----                               -------

Andrew Steven Baird                30 Denbigh Road
                                   London W13 8NH

Lyndon David Stickley              14 State Street
                                   Marblehead
                                   Massachusetts
                                   USA

David Anthony Townend              3 Marwell Close
                                   Littledown
                                   Bournemouth
                                   Dorset

Yorick Phoenix
                                   6 Princes Road
                                   Poole
                                   Dorset BH12 1BH

                              THE SECOND SCHEDULE
                              -------------------

                                 THE COMPANIES
                                 -------------

(1)                             (2)                   (3)

NAME                           NUMBER                 REGISTERED OFFICE
----                           ------                 ------------------
4-Sight PLC                   2807473              64-68 Norwich Avenue, West
                                                   Bournemouth, BH2 6AW, England

4-Sight (International)       2508436              "                    "
Limited

4-Sight Software Limited      3126535              "                    "

4-Sight Inc                   N/A                  1209 Orange Street, Wilmington,
                                                   Delaware 19801 U.S.A.

4-Sight GmbH                  HR B59 578           Hamburg, Germany

                             THE SEVENTH SCHEDULE
                             --------------------

                                    PART I
                                    ------

                             THE VENDOR WARRANTIES
                             ---------------------

1.   THE SHARES
     ----------

     No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment or issue of any shares or loan capital of the Company (under any option or other agreement (including conversion rights and rights of pre-emption)).

2.   SUPPLY OF INFORMATION
     ---------------------

(1)  ACCURACY AND ADEQUACY OF INFORMATION DISCLOSED TO THE PURCHASER
     ---------------------------------------------------------------

     All information contained in the Recitals and Schedules to this Agreement and the Disclosure Letter (including the documents listed therein) is true and accurate in all respects and none of the Warrantors is aware of any fact or matter or circumstances not disclosed in writing to the Purchaser which renders any such information untrue, inaccurate or misleading.

(2)  COPIES OF AUDITED ACCOUNTS, THE MANAGEMENT ACCOUNTS AND MEMORANDUM AND
     ----------------------------------------------------------------------
     ARTICLES OF ASSOCIATION
     -----------------------

     The copies of the Audited Accounts, the Management Accounts and the memorandum and articles of association of the Company delivered to the Purchaser are complete and accurate copies of the originals thereof and, in the case of the memorandum and articles of association, contain full details of the rights and restrictions attaching to the share capital of the Company and have attached to them copies of all such resolutions and agreements as are required by law to be delivered to the Registrar of Companies for registration and all other resolutions passed by the Company or any class of members, other than resolutions relating to ordinary business at any annual general meeting of the Company.

(3)  STATUS OF 4-SIGHT LIMITED
     -------------------------

     The criteria set out in paragraph 4(a)(i)-(iv) of the Introduction to the City Code on Take Overs and Mergers do not apply to 4-Sight Limited.

3.   ACCOUNTS AND RECORDS
     --------------------

(1)  AUDITED ACCOUNTS
     ----------------

     (a) The bases and policies of accounting adopted for the purpose of preparing the Audited Accounts are the same as those adopted in preparing the audited consolidated accounts of the Company in respect of the two accounting periods of the Company last preceding the Balance Sheet Date.

     (b) The Audited Accounts give a true and fair view of the Company and of the Company and the Subsidiaries as a whole at the Balance Sheet Date and of the state of affairs of the Company and of the Company and the Subsidiaries at the Balance Sheet Date and of the profits and losses of the Company and of the Company and the Subsidiaries for the financial period ended on the Balance Sheet Date.

     (c) The Audited Accounts comply with the requirements of the Companies Acts and were prepared in accordance with current FRS's and SSAP's applicable to a United Kingdom company.

     (d)  The Audited Accounts:-

          (i) disclose, to the full extent required by applicable accounting standards, all the assets of the Company and of the Company and the Subsidiaries, as at the Balance Sheet Date;

          (ii) make adequate provision to the full extent required by applicable accounting standards for all actual liabilities of the Company and the Subsidiaries as at the Balance Sheet Date;

          (iii) make proper provision to the full extent required by applicable accounting standards (or note in accordance with good accounting practice) for all contingent liabilities of the Company and of the Company and the Subsidiaries as at the Balance Sheet Date;

          (iv) make provisions reasonably regarded as adequate for all bad and doubtful debts of the Company and the Subsidiaries as at the Balance Sheet Date.

(2)  VALUATION OF STOCK AND WORK-IN-PROGRESS
     ---------------------------------------

     The stock and work-in-progress were included in the Audited Accounts at figures not exceeding the amounts which could in the circumstances existing at the Balance Sheet Date reasonably be expected to be realised in the normal course of carrying on the business of the Company.

(3)  TAXATION
     --------

     (a) Full provision or reserve has been made in the Audited Accounts for all Taxation liable to be assessed on the Company or for which it is or may become accountable in respect of:-

          (i) profits, gains or income (as computed for Taxation purposes) arising or accruing or deemed to arise or accrue on or before the Balance Sheet Date;

          (ii) any transactions effected or deemed to be effected on or before the Balance Sheet Date or provided for in the Audited Accounts; and

          (iii) distributions made or deemed to be made on or before the Balance Sheet Date or provided for in the Audited Accounts.

     (b) Proper provision or reserve for deferred taxation in accordance with accounting principles and standards generally accepted in the United Kingdom at the Balance Sheet Date has been made in the Audited Accounts.

     (c) Except as disclosed by the Audited Accounts and save in so far as full provision is made in them in a deferred taxation account for Taxation in respect of any chargeable gains or balancing charges which would arise or accrue in respect of any asset or machinery and plant on disposal thereof at the values at which they are included in them, no asset with a book value in excess of (Pounds)5,000 is included in the Audited Accounts at such value that if it were obtained on the disposal or deemed disposal of the asset a chargeable gain or balancing charge would arise or accrue.

(4)  EXCEPTIONAL ITEMS
     -----------------

     The profits of the Company for the three years ended on the Balance Sheet Date as shown by the Audited Accounts and by the audited accounts of the Company for previous periods delivered to the Purchaser and the trend of profits thereby shown have not (except as disclosed in such accounts) been affected by inconsistencies in accounting practices or by the inclusion of non-recurring items of income or expenditure or by transactions entered into otherwise than on normal commercial terms.

(5)  BOOK DEBTS
     ----------

     None of the book debts of a value in excess of (Pounds)3,000 in respect of any debt which were included in the Audited Accounts or which have subsequently arisen, have been outstanding for more than three months from their due dates for payment or have been released on terms that the debtor has paid less than the full value of his debt and, so far as the Warrantors are aware all such debts have realised or will realise in the normal course of collection their full value as indicated in the Audited Accounts or in the books of the Company after taking into account the provision for bad and doubtful debts made in the Audited Accounts. For the avoidance of doubt, a debt shall not be regarded as realising its full value to the extent that it is paid, received or otherwise recovered in circumstances in which such payment, receipt or recovery is void, voidable or otherwise liable to be reclaimed or set aside.

(6)  ACCOUNTING AND OTHER RECORDS
     ----------------------------

     The statutory books, books of account and other records of whatsoever kind of the Company are in all material respects up-to-date and maintained in accordance with all applicable legal requirements on a proper and consistent basis and contain accurate records in all material respects of all matters required to be dealt with in such books and all such books and records and all other material documents (including documents of title and copies of all subsisting agreements to which the Company is a party) which are the property of the Company or ought to be in its possession are in its possession or under its control and no notice or allegation that any is incorrect or should be rectified has been received. All accounts, documents and returns required by law to be delivered or made to the Registrar of Companies or any other authority have been duly and correctly delivered or made.

(7)  THE MANAGEMENT ACCOUNTS
     -----------------------

     The Management Accounts:-

     (a) have been prepared in good faith and with due diligence and on bases and principles which are consistent with those used in the preparation of the unaudited management accounts of the Company and the Subsidiaries for the financial year ended on the Balance Sheet Date; and

     (b) so far as the Warrantors are aware, give a fair and not misleading view in all material respects of the financial state of affairs of the Company and the Subsidiaries and their results for the period from the Balance Sheet Date to the Management Accounts Date.

(8)  CHANGES SINCE THE BALANCE SHEET DATE
     ------------------------------------

     Since the Balance Sheet Date:-

     (a) there has been no material adverse change in the financial position or turnover of the Company;

     (b) the Company's business has been carried on in the ordinary course, without any material interruption or alteration in its nature, scope or manner, and so as to maintain the same as a going concern;

     (c) the Company has not entered into any transaction or assumed or, so far as the Warrantors are aware, incurred any liabilities (including contingent liabilities) or made any payment not provided for in the Audited Accounts otherwise than in the ordinary course of carrying on its business;

     (d) the Company's profits have not been adversely affected by inconsistencies in accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms;

     (e) the Company has not entered into any unusual, long term or onerous commitments or contracts;

     (f) the Company's business has not been materially and adversely affected by the loss of any important customer or source of supply or by an abnormal factor not affecting similar businesses to a like extent and none of the Warrantors is aware of any facts which are likely to give rise to any such effects;

     (g) no dividend or other distribution has been declared, made or paid to the Company's members and no loan capital or share capital of the Company has been repaid in whole or in part or has become liable to be repaid;

     (h) the Company has not allotted or issued or agreed to issue any share or loan capital or other securities convertible into shares or loan capital;

     (i) the Company has not made or received any surrender relating to group relief or the benefit of advance corporation tax; and

     (j) there has been no unusual increase or decrease in the level of the Company's stock.

4.   FINANCE
     -------

(1)  BORROWINGS
     ----------

     (a) The amounts borrowed by the Company (as determined in accordance with the provisions of the relevant instrument) do not exceed any limitation on its borrowing contained in its Articles of Association or in any debenture or other deed or document binding upon it.

     (b) The Company does not have outstanding any loan capital, and has not currently or within the 3 years preceding the date of this Agreement, factored any of its debts or engaged in financing of a type which is not required to be shown or reflected in audited accounts or borrowed any money which it has not repaid nor otherwise has it the benefit of any overdraft, loan or other financial facilities, save as disclosed in the Disclosure Letter.

     (c) A statement of all the bank accounts of the Company and of the credit or debit balances on such accounts as at a date not more than seven days before the date hereof is annexed to the Disclosure Letter. The Company has no other bank or deposit accounts (whether in credit or overdrawn) and since such statement there have been no payments out of any such accounts except for routine payments and the balance on current account are not now substantially different from the balances shown on such statements.

(2)  INSURANCE
     ---------

     (a) Particulars of the insurances of the Company are contained in the Disclosure Letter to which copies of the policies are attached.

     (b) All the assets of the Company which are of an insurable nature have been and are at the date of this Agreement insured to the full replacement value thereof against fire and other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature and the Company has been and is at the date of this Agreement adequately covered against accident, third party injury, damage and other risks normally covered by insurance by such companies.

     (c)  In respect of all such insurances:-

          (i)    all premiums have been duly paid to date;

          (ii) all the policies are in force and, so far as the Warrantors are aware, are not voidable on account of any act, omission or non-disclosure on the part of the insured party;

          (iii) there are no special or unusual terms or restrictions, the premiums payable are not materially in excess of the normal rates and neither the Company nor any Subsidiary has been given notice of any circumstances in existence which are likely to give rise to any increase in premiums; and

          (iv) no claim is outstanding and neither the Company nor any Subsidiary has been given notice of any circumstances which are likely to give rise to any claim.

(4)  GRANTS
     ------

     Particulars of all investment or other grants, loan subsidies or financial assistance received by virtue of any statute by the Company during the previous six years are contained in the Disclosure Letter and, so far as the Warrantors are aware, and act or transaction has been effected in consequence of which the Company is or may be held liable to forfeit or refund in whole or in part any such grant or loan or any for which application has been made.

(5)  WORKING CAPITAL
     ---------------

     Having regard to existing bank and other facilities, the Company has or will have sufficient working capital for the purposes of continuing to carry on its business in its present form and at its present level of turnover for a period of 12 months after Completion and for the purposes of executing, carrying out and fulfilling in accordance with their terms, all projects and contractual obligations which remain outstanding.

5.   TRADING AND CONTRACTUAL ARRANGEMENTS
     ------------------------------------

(1)  CAPITAL COMMITMENTS
     -------------------

     The Company does not have any outstanding capital commitments in excess of an aggregate of (Pounds)50,000.

(2)  CONTRACTS
     ---------

     The Company is not now a party to or subject to any contract, obligation or liability which involves or may reasonably be expected to involve a liability on the Company of in excess of (Pounds)50,000 and which:-

     (a) is of an unusual or abnormal nature or not wholly on an arm's length basis in the ordinary and usual course of business;

     (b) is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than 12 months after the date on which is was entered into or undertaken);

     (c) is incapable of termination in accordance with its terms, by the Company, on 60 days' notice or less;

     (d) is of a loss-making nature (that is to say, known to be likely to result in a loss on completion of performance);

     (e) cannot readily be fulfilled or performed on time without undue, or unusual, expenditure of money or effort;

     (f) invoices payment by reference to fluctuations in the index of retail prices, or any other index, or in the rate of exchange for any currency.

(3)  GUARANTEES ETC
     --------------

     Save as disclosed in the Audited Accounts or the Disclosure Letter, there is not outstanding any guarantee, indemnity or suretyship given by or for the benefit of the Company.

(4)  DEBTS, CONTRACTS AND ARRANGEMENTS WITH CONNECTED PERSONS ETC
     ------------------------------------------------------------

     (a) With the exception of the loans, debts and securities particulars of which are contained in the Disclosure Letter and which will have been discharged prior to Completion, there are:-

          (i) no loans made by the Company to the Vendors and/or any director of the Company and/or any person connected with any of them (as such expression is defined in Section 839 of the Taxes Act 1988) and the Company has not been a party to any transaction to which any of the provisions of s.320 (substantial property transactions involving directors, etc), s.322 (liabilities arising from contravention of s.320) or s.330 (general restrictions on loans etc to directors and persons connected with them) Companies Act 1985 may apply;

          (ii) no debts owing to the Company by any of the Vendors and/or any director of the Company and/or any person connected (as defined in paragraph (i) above) with any of them;

          (iii) no debts owing by the Company other than debts which have arisen in the ordinary course of business; and

          (iv)  no securities for any such loans or debts.

     (b) With the exception of the contracts and arrangements particulars of which are contained in the Disclosure Letter, there are no existing contracts or arrangements to which the Company is a party and in which any of the Vendors and/or any director of the Company and/or any person connected with any of them are interested whether directly or indirectly (other than by reason of their shareholdings in the Company).

     (c) There are not outstanding, nor during the past three years have been, any arrangements or understandings (whether legally binding or not) between the Company and any person who is a shareholder, or the beneficial owner of any interest, in the Company or in any Subsidiary or any person connected (as such expression is defined in Section 839 of the Taxes Act 1988) with any such person, relating to the management of the Company's business, or the appointment or removal of directors of the Company, or the ownership or the letting of any of the assets of the Company, or the provision, supply or purchase of finance, goods, services or other facilities to, by or from the Company, or otherwise howsoever relating to its affairs.

     (d) None of the Warrantors have any material right or interest, direct or indirect, in any business other than that now carried on by the Company which is or, so far as the Warrantors are aware, will become competitive with the business of the Company.

(5)  EFFECT OF SALE OF THE SHARES
     ----------------------------

     (a) Compliance with this Agreement does not and will not conflict with or result in the breach of or constitute a default under any agreement or instrument to which the Company is now a party or relieve any other party to a contract with the Company of its obligations under such contract or entitle such party to terminate such contract, whether summarily or by notice.

     (b) So far as the Warrantors are aware (but without having made specific enquiry of any third party), neither entering into nor completing this Agreement will or is likely to cause the Company to lose the benefit of any right or privilege it presently enjoys or any person who normally does business with or gives credit to the Company not to continue to do so on the same basis or any officer or senior employee of the Company to leave its employment.

(6)  DEPENDENCE ON INDIVIDUAL SUPPLIERS OR CUSTOMERS
     -----------------------------------------------

     Neither more than 10 per cent of the aggregate amount of all the purchases, nor more than 10 per cent of the aggregate amount of all the sales, of the Company in each case during the 12 month period preceding the date hereof are obtained or made from or to the same supplier or customer (including any person, firm or company in any way connected with such supplier or customer) nor, so far as the Warrantors are aware, is any material source of supply to the Company, or any material outlet for the sales of the Company, in jeopardy or likely to be in jeopardy.

(7)  COMMISSIONS AND FINDER'S FEES
     -----------------------------

     No one is entitled to receive from the Company any finder's fee, brokerage or other commission in connection with the purchase of the Shares.

(8)  JOINT VENTURE, PARTNERSHIPS ETC
     -------------------------------

     The Company is not and has not agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association and the Company is not and has not agreed to become a party to any agreement or arrangement for participating with others in any business sharing commissions or other income.

(9)  AGENCY AGREEMENTS AND AGREEMENTS RESTRICTING BUSINESS
     -----------------------------------------------------

     The Company is not a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement (excluding "off the shelf" software licences) or arrangement or other agreement or arrangement which is material to the Company's business and which is exclusive or restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit.

(10) STOCK AND WORK-IN-PROGRESS
     --------------------------

     The stock-in-trade currently held is not excessive but is adequate in relation to the current trading requirements of the business of the Company, is in good, undamaged and merchantable condition, is not obsolete or slow-moving and is capable of being sold by the Company in the ordinary course of its business in accordance with its current price list, without rebate or allowance to a purchaser (or to the extent that this is not the case, adequate provision or reserve has been made therefor in the Audited Accounts or Management Accounts).

(11) SUFFICIENCY OF ASSETS
     ---------------------

     The assets owned or leased by the Company and the facilities and services to which the Company has a contractual right comprise all the assets, facilities and services necessary for the carrying on of the business of the Company in the manner in which it is presently conducted.

6.   LEGAL MATTERS
     -------------

(1)  COMPLIANCE WITH LAWS
     --------------------

     The Company is carrying on its business in accordance with applicable laws, regulations and byelaws in the United Kingdom and in any relevant foreign country and so far as the Warrantors are aware there is no investigation or enquiry by, or order, decree or judgment of, any court or any governmental agency or regulatory body outstanding or anticipated against the Company or which might reasonably be expected to have a material adverse effect upon its assets or business.

(2)  LICENCES AND CONSENTS
     ---------------------

     All material statutory, municipal and other licences, consents, permits and authorities necessary for the carrying on of the business of the Company as now carried on have been obtained and are valid and subsisting and all conditions applicable to any such licence, consent (including planning consent), permit or authority have been complied with and none of the Warrantors is aware of any breach of them or of any intended or likely suspension, cancellation, refusal or revocation of any of them.

(3)  COMPLIANCE WITH AGREEMENTS
     --------------------------

     The terms of all material leases, tenancies, licences, concessions and agreements of whatsoever nature to which the Company is a party have in all material respects been duly complied with by all the parties thereto and so far as the Warrantors are aware there are no circumstances likely to give rise to any breach of such terms.

(4)  LITIGATION
     ----------

     (a) Since the Balance Sheet Date the Company has not received notice of any claim for damages or seeking any other relief against the Company.

     (b) Neither the Company nor in relation to any notice for which the Company is vicariously responsible, any director or (so far as the Warrantors are aware) employee is engaged whether as plaintiff or defendant or otherwise in any legal action, proceedings or arbitration (other than as plaintiff in the collection of debts arising in the ordinary course of its business) nor is being prosecuted for any criminal offence and, so far as the Warrantors are aware, there are no such proceedings or prosecutions pending or threatened.

     (c) So far as the Warrantors are aware, there are no investigations, disciplinary proceedings or other circumstances likely to lead to any such claim or legal action, proceedings or arbitration (other than as aforesaid) or prosecution in which the Company may become involved.

(5)  INSOLVENCY ETC
     --------------

     (a) No order has been made, petition presented, resolution passed or meeting convened for the winding up of the Company.

     (b) No petition has been presented for an administration order to be made in relation to the Company, nor has any such order been made.

     (c) No receiver and/or manager (including an administrative receiver) has been appointed of the whole or any part of any of the property, assets and/or undertaking of the Company.

     (d) No composition in satisfaction of the debts of the Company, or scheme or arrangements of its affairs, or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

     (e) No distress, distraint, charging order, garnishee order, execution or other process has been levied or, so far as the Warrantors are aware, applied for in respect of the whole or any part of any of the property, assets and/or undertaking of the Company.

     (f) So far as the Warrantors are aware, no event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by the Company to crystallise or any charge created by it to become enforceable, nor, so far as the Warrantors are aware, has any such crystallisation occurred or is such enforcement in process.

     (g) In relation to any property or assets held by the Company under hire purchase, conditional sale, chattel leasing or retention of title agreement or otherwise belonging to a third party which are material to the carrying on of the Company's business, no event has occurred which entitles, or which upon intervention or notice by the third party may entitle, the third party to repossess the property or assets concerned or terminate the agreement or any licence in respect of the same.

     (h) The Company is not unable to pay its debts within the meaning of s.123 Insolvency Act 1986.

     (i) The Company has not been party to any transaction with any third party or parties which, in the event of any such third party going into liquidation or an administration order or a bankruptcy order being made in relation to it or him, would constitute (in whole or in part) a transaction at an undervalue, a preference, an invalid floating charge or an extortionate credit transaction or a transaction defrauding creditors under ss. 238 to 245 (inclusive) or ss. 339 to 344 (inclusive) or s.423 Insolvency Act 1986.

     (j) None of the persons who at present is, or who at any time within the last three years was, a director or officer of the Company is or at any material time was subject to any disqualification order under the Companies Acts.

     (k) No steps have been taken or are contemplated by the Warrantors or any of them or by the Company or any third party, and so far as the Warrantors are aware, no circumstances exist, which may at any time hereafter lead to a result which renders any of the warranties contained in sub-paragraphs (a) to (j) (inclusive) above to be no longer true or accurate and no events or circumstances analogous to any of those referred to in sub-paragraphs (a) to (j) (inclusive) above have occurred, subsist or are contemplated in any jurisdiction other than England.

(6)  COMPETITION AND RESTRICTIVE PRACTICES
     -------------------------------------

     (a) The Company (so far as the Warrantors are aware) is not a party to any agreement, arrangement or concerted practice and is not carrying on any practice which in whole or in part:-

          (i) is or requires to be registered under the Restrictive Trade Practices Acts;

          (ii) contravenes Articles 85(1) or 86 of the Treaty of Rome or which has been notified to the Commission of the European Communities for negative clearance, exemption or other administrative measure;

          (iii)  contravenes the provisions of the Consumer Credit Act 1974;

          (iv) contravenes or is invalidated by the provisions of the Resale Prices Act 1976;

          (v) constitutes an anti-competitive practice as defined in the Competition Act 1980; or

          (vi) contravenes or is invalidated by any anti-trust legislation in any other jurisdiction where the Company has assets or carries on business.

     (b) The Company has not received any financial or other benefit that requires to be notified to the Commission of European Communities as a state aid pursuant to Article 93 of the Treaty of Rome.

     (c) The Company has not, within the preceding six years prior to the date of this Agreement Completion, received any notification that proceedings under any applicable anti-trust law have been initiated nor are any such proceedings contemplated by any of the Vendors or any of the directors of the Company nor within such period has it received notice of any claim having been made or threatened alleging any anti-trust law contravention.

(7)  DEFECTIVE PRODUCTS
     ------------------

     The Company has not been given notice that it has manufactured, sold or supplied products which are, or were, or will become, in any material respect, faulty or defective, or which do not comply with any warranties or representations expressly or impliedly made by the Company, or with all applicable regulations, standards and requirements.

(8)  POWERS OF ATTORNEY
     ------------------

     The Company has not given a power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf, other than any authority to employees to enter into routine trading contracts in the normal course of their duties.

(9)  FILING OF DOCUMENTS
     -------------------

     All charges in favour of the Company have (if appropriate) been registered in accordance with the provisions of s. 395 and s.398 Companies Act 1985.

(10) NO QUESTIONABLE PAYMENTS
     ------------------------

     None of the directors, nor, so far as the Warrantors are aware, officers, agents, employees or other persons acting on behalf of the Company has been party to the use of any assets of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or to the making of any direct or indirect unlawful payment to government officials or employees from such assets or to the establishment or maintenance of any unlawful or unrecorded fund of group monies or other assets or to the making of any deliberately false or fictitious entries on the books or records of the Company or to the making of any unlawful payment.

(11) WARRANTIES AND INDEMNITIES
     --------------------------

     The Company has not sold or otherwise disposed of any shares or assets in circumstances such that it is, or may reasonably be expected to be, still subject to any liability (whether contingent or otherwise) under any representation, warranty or indemnity given or agreed to be given on or in connection with such sale or disposal but excluding any representation implied by law or given or agreed to be given in the ordinary course of trading.

7.   EMPLOYEES ETC
     -------------

(1)  EMPLOYEES AND TERMS OF EMPLOYMENT
     ---------------------------------

     (a) Particulars are contained in the Disclosure Letter of all existing contracts of service with directors or employees of the Company carrying remuneration (including benefits) at a rate in excess of (Pounds)25,000 per annum and of all consultancy agreements with the Company.

     (b) There are not in existence any contracts of service with directors or employees of the Company, nor any consultancy agreements with the Company, which cannot be terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

     (c) No changes to the contracts or agreements with the directors of the Company or contracts or agreements referred to in sub-paragraph (a) above have been made or proposed whether by the Company or any director, employee or consultant since the Balance Sheet Date.

(2)  LIABILITIES TO AND FOR EMPLOYEES
     --------------------------------

     (a) There are no amounts owing to any present or former directors or employees of the Company other than remuneration accrued due or for reimbursement of business expenses, and no directors or senior employees (being for this purpose employees with a remuneration package (including benefits) in excess of (Pounds)25,000 p.a.) of the Company have given or been given notice terminating their contracts of employment.

     (b) Save to the extent (if any) to which provision or allowance has been made in the Audited Accounts, the Company has not made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former director or employee which is not allowable as a deduction for the purposes of Taxation.

     (c) The Company is not liable to pay any industrial training levy and does not have outstanding any undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, taxation or other impost arising in connection with the employment or engagement of employees or directors by it.

     (d) Save to the extent (if any) to which provision or allowance has been made in the Audited Accounts or Management Accounts or (if applicable) in the audited accounts of the Company for the financial periods preceding the Balance Sheet Date (true and accurate copies of which are annexed to the Disclosure Letter):-

          (i) no liability has been incurred by the Company in the 3 years preceding the date of this Agreement for breach of any contract of service or for services, for redundancy payments (including protective awards) or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for race, sex or disability discrimination; and

          (ii) no gratuitous payment has been made or promised by the Company in the 3 years preceding the date of this Agreement in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

     (e) The Company has not received notice of any claims pending or threatened against the Company and the Warrantors are not aware of any circumstances likely to give rise to such a claim:-

          (i) by an employee or workman or third party, in respect of an accident or injury which is not fully covered by insurance; or

          (ii) by an employee or director in relation to his terms and conditions of employment or appointment.

(3)  COMPLIANCE WITH STATUTES
     ------------------------

     The Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with:-

     (a) all obligations imposed on it by Article 119 of the Treaty of Rome and all statutes, regulations and codes of conduct and practice relevant to the relations between it and its employees or any trade union and has maintained current adequate and suitable records regarding the service of each of its employees;

     (b) all collective agreements and customs and practices for the time being dealing with such relations or the conditions of service of its employees; and

     (c) all relevant orders and awards made under any relevant statutes, regulation or code of conduct and practice affecting the conditions of service of its employees.

(4)  REDUNDANCIES
     ------------

     Within a period of one year preceding the date of this Agreement the Company has not given notice of any redundancies to the relevant Secretary of State or started consultations with any independent trade union or unions under the provisions of s.188 Trade Union and Labour

     Relations (Consolidation) Act 1992 or Regulation 10 of the Transfer of Undertakings (Protection of Employment) Regulations 1981 and the Company has not failed to comply with any such obligations under the said s.188 or Regulation 10 of the said Regulations.

(5)  INDUSTRIAL DISPUTES AND NEGOTIATIONS
     ------------------------------------

     (a) The Company has (if applicable) complied with all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee.

     (b) The Company is not involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or association of trade unions or organisation or body of employees and there are no facts known, or which would on reasonable enquiry be known to the Warrantors which might indicate that there may be any such dispute.

(6)  SHARE INCENTIVE, BONUS SCHEMES ETC
     ----------------------------------

     The Company does not have in existence and is not proposing to introduce any share incentive scheme, share option scheme or profit sharing scheme for all or any part of its directors or employees.

(7)  INDUSTRIAL AGREEMENTS
     ---------------------

     The Company has not within the preceding 3 years prior to the date of this Agreement entered into any union membership, security of employment, recognition or other collective agreement (whether legally binding or not) with a trade union and has not within such period done any act which might be construed as recognition.

(8)  PENSIONS
     --------

     (a) No agreement or arrangement (other than the Pension Schemes) exists for the provision by the Company of any relevant benefits (as defined in s. 612(1) Taxes Act 1988, being a retirement benefits scheme defined in s. 630 Taxes Act 1988) for any person employed or formerly employed by the Company of for any dependant of any such person.

     (b) The Company is not providing any ex gratia pensions or other like payments for any person employed or formerly employed by the Company or any dependant of any such person.

     (c) No undertaking or assurance has been given to all or any of the persons employed or formerly employed by the Company as to the continuance, introduction, increase or improvement of any retirement death or disability benefits (whether or not there is a legal obligation to do so).

     (d)

     (1)  List of Plans - Part I of the Fourth Schedule to this Agreement
          -------------
          contains an accurate and complete list of all 4-Sight, Inc. employee benefit plans ("Employee Benefit Plans"), within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including any deferred compensation, separation, retention, severance or similar plan or agreement, whether or not any such Employee Benefit Plan is otherwise exempt from the provisions of ERISA, established, maintained or contributed to by 4-Sight, Inc.

     (2)  Status of Plans - 4-Sight, Inc. does not maintain or contribute to any
          ---------------
          Employee Benefit Plan subject to ERISA that is not in substantial compliance with ERISA. None of the Employee Benefit Plans is a "multi employer plan," as defined in ERISA Section 4001(a)(3), or is a defined benefit pension plan subject to Title IV or ERISA. 4-Sight, Inc. is not delinquent in any obligation to make contributions to any multiemployer plan or to any Employee Benefit Plan subject to Internal Revenue Code ("Code") Section 412 or Title IV of ERISA and has not terminated or withdrawn from participation in any such plan.

     (3)  Contributions - Full payment has been made of all amounts which 4-
          -------------
          Sight, Inc. is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which 4-Sight, Inc. is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. 4-Sight, Inc. has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents evidencing Employee Benefit Plans have been provided to the Purchaser.

     (4)  Tax Qualification - Each Employee Benefit Plan intended to be
          -----------------
          qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

     (5)  Transactions - 4-Sight, Inc. has not engaged in any action or
          ------------
          transaction with respect to an Employee Benefit Plan or any participant or beneficiary under an Employee Benefit Plan which would subject it to a tax, penalty, damages or liability under ERISA or the Code, nor have any of 4-Sight, Inc.'s directors, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, breached in any material respect any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which would result in any claim being made under, by or on behalf of any such plans by any party.

     (6)  Audits or Suits - So far as the Warrantors are aware, there are no
          ---------------
          pending or threatened audits, investigations, claims, suits, grievances or other proceedings involving any Employee Benefit Plan, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants, dependents or beneficiaries.

     (7)  Plan Amendment or Termination - Neither 4-Sight, Inc. nor any
          -----------------------------
          successor is restricted or prohibited from amending, merging, or terminating any Employee Benefit Plan in accordance with the terms of any such plan and applicable law.

     (8)  Documents - The Warrantors have delivered or caused to be delivered to
          ---------
          the Purchaser true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code, and (ii) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

8.   TAXATION MATTERS
     ----------------

For the purposes of this paragraph 8, "Company" means all or any of the Company and the Subsidiaries and "UK Company" means the Company and any Subsidiary which is resident in the United Kingdom for the purposes of Taxation.

(1)  GENERAL TAXATION MATTERS
     ------------------------

     (a)  RESIDENCE
          ---------

          No Company is treated as resident for Taxation purposes in any jurisdiction other than or in addition to the jurisdiction of its incorporation.

     (b)  TAX PROVISIONS
          --------------

          Full provision or reserve has been made in the Audited Accounts for all Taxation liable to be assessed on any Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the Balance Sheet Date or any event on or before the Balance Sheet Date, including distributions made down to such date or provided for in the Audited Accounts, and full provisions has been made in the Audited Accounts for deferred Taxation in accordance with generally accepted accounting principles.

     (c)  ADMINISTRATION
          --------------

          (i) Each Company has properly and punctually made all returns, notices and claims relating to Taxation and provided all such information and maintained all such records on a proper basis in relation to Taxation as are required to be provided or maintained by it and all such returns, notices, claims and information given to the Inland Revenue or other relevant Tax Authority were, when given, in all material respects, true and accurate and none of such returns is disputed nor so far as the Warrantors are aware likely to be disputed by, or is yet to be determined by, or is subject to agreement with, the Inland Revenue or any other Tax Authority concerned (in the United Kingdom or elsewhere).

          (ii) Since the Balance Sheet Date, no accounting period of any Company has ended.

          (iii) Each Company has duly made all claims, disclaimers and elections assumed to have been made for the purposes of the Audited Accounts.

          (iv) No transaction has been effected by any Company in respect of which any consent or clearance from the Inland Revenue or other Tax Authority was required without such consent or clearance having been validly obtained before the transaction was effected on the basis of a full and accurate disclosure to the Inland Revenue or other Tax Authority of all relevant material facts, circumstances and considerations, and all such transactions have been carried into effect only in accordance with the terms of the relevant consent or clearance.

          (v) No Company has taken any action which has had, nor so far as the Warrantors are aware will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously had with the Commissioners of Inland Revenue, or the Commissioners of Customs and Excise, or other Tax Authority.

          (vi) The Disclosure Letter sets out full particulars of any agreement arrangement or dispensation between any Company and the Inland Revenue or other Tax Authority which is currently effective.

     (d)  PAYMENT OF TAX
          --------------

          Each Company has duly and punctually paid all Taxation whether of the United Kingdom or elsewhere which it has become liable to pay and neither the Company nor any director or officer of any Company has paid, or is or has become liable to pay, any fine, penalty, surcharge or interest in connection with any claim for Taxation under the Taxes Management Act 1970 or the VATA 1994 or any other statutory provision relating to Taxation.

     (e)  DISTRIBUTIONS
          -------------

          (i)    No UK Company has made a distribution within the meaning of
                 s.210 (bonus issue following repayment of share capital) Taxes Act 1988 or issued any share capital as paid up otherwise than by receipt of new consideration within the meaning of Part VI Taxes Act 1988.

          (ii) No Company is bound to make any distribution except any dividend disclosed in its audited statutory accounts.

          (iii) No Company has repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase any of its share capital or capitalised or agreed to capitalise in the form of debentures or redeemable shares, any profits or reserves or any class or description.

     (f)  FOREIGN INCOME DIVIDENDS
          ------------------------

          (i) No UK Company has, prior to the date hereof, made any elections under s.246A Taxes Act 1988.

          (ii) No UK Company has not made any distribution which is deemed to be a foreign income dividend by virtue of Schedule 7 Finance Act 1997.

     (g)  PAYMENTS UNDER DEDUCTION
          ------------------------

          All payments by any Company to any person which ought to have been made under deduction of tax have been so made and the Company has (if required bylaw to do so) provided certificates of deduction in the required form to such person and accounted to the Inland Revenue or other relevant Tax Authority for the Tax so deducted.

     (h)  PAYMENTS AND DISALLOWANCES
          --------------------------

          No rents, interest, annual payments or other sums of an income nature paid or payable by any Company or which any Company is under an obligation to pay in the future are wholly or partially disallowable as deductions, loan relationship debits or charges in computing the profits of the Company for the purposes of Taxation.

     (i)  LOAN RELATIONSHIPS
          ------------------

          (i) Each UK Company applies an authorised accruals method of accounting (as that term is defined in s.85 Finance Act 1996) in respect of all loan relationships (as that term is defined in s.81 Finance Act 1996) to which it is a party.

          (ii) The Disclosure Letter contains full and accurate particulars of any loan relationship to which any UK Company is a party, whether as a debtor or as a creditor, where any other party to that loan relationship is connected with that Company for the purposes of Chapter II Part IV Finance Act 1996.

          (iii) No UK Company has entered into any loan relationship to which paragraph 11(1) Schedule 9 Finance Act 1996 applies.

          (iv) No Company has been nor is entitled to be released from any liability arising under a debtor relationship of the Company.

          (v) No UK Company is a party to any loan relationship which is subject to the provisions of s.92 (convertible securities) or
                 s.93 (loan relationships linked to the value of chargeable assets) Finance Act 1996.

     (j)  CARRY FORWARD OF LOSSES ETC.
          ----------------------------

          Nothing has been done and no event or series of events has occurred or will as a result of any contract, agreement or arrangement entered into before Completion occur which might, when taken together with the entry into or Completion of this Agreement, cause or contribute to the disallowance of the carry forward of any losses or excess charges on income or surplus advance corporation tax under the provisions of
          s.245 (calculation etc. of ACT on change of ownership of company), s.245A (restriction on application of s240 in certain circumstances),
          s.393 (losses other than terminal losses) or s.768 or s.768 A, B or C (change of ownership of company: disallowance of trading losses, expenses of management and other charges) Taxes Act 1988.

     (k)  GROUP INCOME
          ------------

          The Disclosure Letter contains particulars of all elections made by any UK Company under s.247 Taxes Act 1988 (dividends etc. paid by one member of a group to another) and all such elections are now in force.

     (l)  GROUP RELIEF ETC
          ----------------

          (i) The Disclosure Letter contains full details of all surrenders, claims, notices, arrangements and agreements for surrenders or claims or giving of notices to which any UK Company is or has been a party in the last six accounting periods ending on or before Completion for:-

                 (aa) any amounts by way of group relief under the provisions of Chapter IV of Part X Taxes Act 1988;

                 (bb) any amount of surplus advance corporation tax under s.240 Taxes Act 1988;

                 (cc) any amounts of tax refund to be dealt with under s.102 Finance Act 1989.

          (ii) The Company has received all payments due to it and made all payments due from it under any such arrangement or agreement as is referred to in (i) above for any group relief, advance corporation tax or tax refund under those provisions.

          (iii) No Company (other than a UK Company) has at any time within the last six accounting periods ending on or before Completion had its tax affairs dealt with on a consolidated basis nor has any Company entered into a tax sharing arrangement with any other company (including without limitation any arrangement whereby tax losses or tax reliefs are surrendered or claimed or profits transferred).

(2)  CLOSE COMPANIES
     ---------------

     (a)  CLOSE COMPANY
          -------------

          The Company is a close company within the meaning of s.414 Taxes Act 1988.

     (b)  DISTRIBUTIONS
          -------------

          No distribution within s. 418 Taxes Act 1988 (certain expenses of close companies included as distributions) has been made by the Company within six years of the date hereof and no such distribution will be made before Completion.

     (c)  LOANS TO PARTICIPATORS
          ----------------------

          The Company has not made (and will not be deemed to have made) within six years of the date hereof any loan or advance to a participator or an associate of a participator so as to become liable to make any payment under s.419 Taxes Act 1988 (loans to participators etc.).

     (d)  TRADING COMPANY
          ---------------

          The Company is not and has never been a "close investment holding company" within the meaning of s.13A Taxes Act 1988.

(3)  ANTI-AVOIDANCE
     --------------

     (a)  ANTI-AVOIDANCE
          --------------

          (i) No Company has at any time entered into or been a party to a transaction or series of transactions containing steps inserted which the Company was aware had no commercial or business purpose other than the avoidance or deferral of Taxation; or

          (ii) No UK Company has at any time entered into or been party to a transaction or series of transactions being transactions to which any of the provisions of Part XVII Taxes Act 1988 could apply without, in the appropriate cases, having received clearance in respect thereof from the Inland Revenue.

          (iii) No transactions or arrangements involving any Company have taken place or are in existence which are such that any provisions relating to transfer pricing have or could be applied to them (including for the avoidance of doubt, in the case of any UK Company, any of the provisions of Sections 770-773 Taxes Act 1988) and no Company is or has been involved in any other enquiry in any jurisdiction in relation to the adjustment of profits of associated enterprises for Taxation purposes.

     (b)  CONTROLLED FOREIGN COMPANIES
          ----------------------------

          No notice of the making of a direction under s.747 Taxes Act 1988 (imputation of chargeable profits and creditable tax of controlled foreign companies) has been received by any UK Company and no circumstances exist which would entitle the Inland Revenue to make such a direction and to apportion any profits of a controlled foreign company to any UK Company pursuant to s.752 Taxes Act 1988 (apportionment of chargeable profits and creditable tax.

(5)  CAPITAL ASSETS
     --------------

     (a)  BASE VALUES
          -----------

          (i) On the disposal of any capital asset of a UK Company for a consideration equal to the book value of that asset in or adopted for the purpose of the Audited Accounts no liability to corporation tax on chargeable gains under the TCGA 1992 would arise (disregarding any right to claim reliefs or allowances other than amounts falling to be deducted from the consideration receivable under s.38 TCGA 1992).

          (ii) On the disposal by any Company (other than a UK Company) of any asset for a consideration equal to the value attributed to that asset in the Audited Accounts no charge to tax will arise.

     (b)  ROLL-OVER RELIEF
          ----------------

          No UK Company has made a claim under ss. 152 to 156 (inclusive), s.158 or ss.242 to 244 (inclusive) or s.247 TCGA 1992 and no such claim or other claim has been made by any other person (in particular pursuant to s.165 or s.175 TCGA 1992) which affects or could affect the amount or value of the consideration for the acquisition of any asset by the Company taken into account in calculating liability to corporation tax on chargeable gains on a subsequent disposal.

     (c)  CAPITAL ALLOWANCES
          ------------------

          (i) The book value used in preparing the Audited Accounts of each asset or class of assets in respect of which separate computations for capital allowances are required to be made (as a result of an election or otherwise) is such that, on a disposal of each such asset, or (as the case may be) all the assets in such class, for a consideration equal to the value so used (and disregarding any statutory right to claim any allowance or relief), no balancing charge would arise.

          (ii) No claim has been made for the depreciation of any asset of a Company (other than a UK Company) for Taxation purposes in circumstances where the claim is likely to be disallowed.

     (d)  TRANSACTIONS SINCE THE BALANCE SHEET DATE
          -----------------------------------------

          (i) No liability to Taxation would arise on the disposal by any Company of any asset acquired since the Balance Sheet Date for a consideration equal to the consideration actually given for the acquisition.

          (ii) Since the Balance Sheet Date, no Company has entered into or been party to any transaction which will or so far as the Warrantors are aware may give rise to a liability to Taxation other than transactions undertaken in the ordinary course of trade of that Company (which, for the avoidance of doubt, shall not include the disposal of a capital asset).

          (iii) Since the Balance Sheet Date, no event has occurred as a result of which a balancing charge may fall to be made under the CAA 1990 against, or any disposal value may fall to be brought into account under s.24 CAA 1990 by, any UK Company or there may be a recovery of excess relief within s.46 or s.47 CAA 1990 (or other legislation relating to capital allowances).

     (e)  INTRA GROUP TRANSFERS
          ---------------------

          Neither s.178 nor s.179 TCGA 1992 will have effect in relation to any asset or property of any UK Company by virtue or in consequence of the entering into or performance of the Agreement or any other Event since the Balance Sheet Date.

(6)  TAXATION OF EMPLOYEES
     ---------------------

     (a)  P.A.Y.E.
          --------

          (i) Each UK Company has properly operated the Pay As You Earn System deducting tax as required by law from all payments to or treated as made to employees and ex-employees of the Company and punctually accounted to the Inland Revenue for all tax so deducted.

          (ii) Each UK Company has paid all national insurance and graduated pension contributions for which it is liable and has kept proper books and records relating to the same.

          (iii) No UK Company has suffered any Pay As You Earn or national insurance audit nor has been notified that any such audit is expected to be made.

          (iv) Each Company (other than a UK Company) has properly accounted for all payroll, wage and other taxes, including without limitation, all social security charges for which it is liable.

     (b)  BENEFITS FOR EMPLOYEES
          ----------------------

          No Company has made any payment to or provided any benefit for any officer or employee or ex-officer or ex-employee of the Company which is not allowable as a deduction in calculating the profits of the Company for Taxation purposes.

(7)  STAMP DUTY
     ----------

     (a) All documents which confer any right upon a Company which it may have an interest in enforcing and all documents which form part of a Company's title to any asset owned or possessed by it or which the Company may need to enforce or produce in evidence in any court have been duly stamped and the Company is not liable to any penalty in respect of any such duty and there are no circumstances which may give rise to such a penalty.

     (b) Each Company (other than a UK Company) has duly paid all capital duties for which it has at any time been liable.

     (c)  No UK Company has an unsatisfied liability to stamp duty reserve tax.

(8)  VALUE ADDED TAX
     ---------------

     For the purposes of this paragraph (8) where the context so requires, "value added tax" means value added tax which is charged in the United Kingdom under VATA 1994 and any similar or like tax charged on the supply of goods or services in any other jurisdiction.

     (a)  GENERAL
          -------

          (i) Each Company is registered for the purposes of value added tax and has been so registered at all times and in all jurisdictions in which it has been required to be registered by the relevant legislation.

          (ii) Each Company has complied fully with all statutory requirements, orders, provisions, directions or conditions relating to value added tax including (for the avoidance of doubt) the terms of any agreements reached with the Commissioners of Customs and Excise or other relevant Tax Authority.

          (iii) Each Company maintains and has at all times maintained complete, correct and up-to-date records for the purposes of any value added tax legislation and has preserved such records in such form and for such periods as are required by the relevant legislation.

          (iv) No Company is in arrears with any payment or returns, or liable to any abnormal or non-routine payment, or any forfeiture or penalty, or to the operation of any penal provision.

          (v) No Company has been required by a Taxation Authority (including the Commissioners of Customs and Excise) to give security.

          (vi) No Company is, nor has it agreed to become, an agent, manager, or factor for the purposes of accounting for value added tax on behalf of any other person other than another Company.

          (vii) No Company is or has been treated for value added tax purposes as a member of a group of companies.

          (viii) No Company has made exempt supplies such or of such amount that it is unable to obtain credit for all input tax paid or suffered by it.

          (xii) There is no asset in respect of which a Company may at any time be required to make any payment to a Tax Authority by way of adjustment to input value added tax deductible on the asset under arrangements giving effect to or comparable with Article 20(2)-(5) EC Sixth Directive (77/388/EC) (capital goods scheme).

     (b)  VAT: PROPERTY TRANSACTIONS
          --------------------------

          The Disclosure Letter contains full details of all properties and interests in land in which any UK Company is or may be interested where any supply by it or to it or in relation thereto is or may be subject to value added tax and all related undertakings, covenants and agreements relating to the exercise or non-exercise of the election to waive exemption from value added tax under paragraph 2 Schedule 10 VATA 1994.

(10) INHERITANCE TAX AND GIFTS
     -------------------------

     (a)  POWERS OF SALE FOR INHERITANCE TAX PURPOSES
          -------------------------------------------

          There are not in existence any circumstances whereby any such power as is mentioned in s.212 Inheritance Act 1984 could be exercised in relation to any share in, securities of, or assets of, a Company.

     (b)  GIFTS
          -----

          (i) No Company is liable to be assessed to corporation tax on chargeable gains or to inheritance tax as donor or donee of any gift or transferor or transferee of value.

          (ii) No Company has been a party to associated operations in relation to a transfer of value within the meaning of s.268 Inheritance Tax Act 1984.

          (iii) No Inland Revenue charge (as defined in s.237 Inheritance Tax Act 1984) is outstanding over any asset of any Company or in relation to any shares in the capital of any Company.

          (iv)   No Company has received any asset as mentioned in s.282 TCGA
                 1992.

(11) PENSION SCHEMES
     ---------------

     (a) The Company has not received any payment to which s.601(1) Taxes Act 1988 (payments to employers) could apply.

     (b) The Pension Schemes are not such, or in such a condition, that the administration thereof may be obliged to submit proposals to the Inland Revenue under schedule 22 Taxes Act 1988 (reduction of pension scheme surpluses).

(12) SHARE SCHEMES
     -------------

     The Company is not a participating company in any scheme approved under schedule 9 Taxes Act 1988 (approved share option schemes and profit sharing schemes).

9.   ASSETS (OTHER THAN THE PROPERTIES)
     ----------------------------------

(1)  OWNERSHIP OF THE SUBSIDIARIES
     -----------------------------

     The Company is the sole beneficial owner of all the issued or allotted shares of the Subsidiaries free from all liens, claims, charges, equities and encumbrances and all such shares are fully paid or credited as fully paid.

(2)  SUBSIDIARIES, ASSOCIATES AND BRANCHES
     -------------------------------------

     The Company:-

     (a) is not the holder or beneficial owner of, and has not agreed to, acquire any share or loan capital of any other company (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries; and

     (b) does not have outside the United Kingdom any branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Agreement).

(3)  TITLE TO ASSETS
     ---------------

     All assets of the Company (other than the Properties) and all debts due to it which are included in the Audited Accounts or have otherwise been represented as being the property of or due to the Company were at the Balance Sheet Date used or held for the purposes of its business, were at the Balance Sheet Date the absolute property of the Company and (save for those subsequently disposed of or realised in the ordinary course of trading) all such assets and all assets and debts which have subsequently been acquired or arisen are now the absolute property of the Company and none is the subject of any option, right to acquire, assignment, mortgage, charge, lien or hypothecation or other encumbrance whatsoever (excepting other liens arising by operation of law in the normal course of trading) or the subject of any factoring arrangement, hire-purchase, conditional sale or credit sale agreement.

(4)  PLANT AND MACHINERY
     -------------------

     (a) The plant, machinery, vehicles and all other equipment used in connection with the business of the Company:-

          (i) is in all material respects in a reasonable state of repair and condition and satisfactory working order (fair wear and tear excepted) and has been regularly and properly maintained;

          (ii) (except computer equipment) is not surplus to requirements and is in the possession and control of the Company and is not expected to require replacements or additions at a cost in excess of, in aggregate, (Pounds)10,000 within 12 months from the date of this Agreement; and

          (iii) is capable of doing the work for which it was designed or purchased.

     (b) Maintenance contracts are in full force and effect in respect of all assets of the Company (except computer equipment) which it is normal or prudent to have maintained by independent or specialist contractors and in respect of all assets which the Company is obliged to maintain or repair under any agreement (other than assets maintained by the Company itself) and all such assets have been maintained regularly to a reasonable technical standard and in accordance with safety regulations usually observed in relation thereto and in accordance with the terms of any leasing or other agreement.

(5)  INTELLECTUAL PROPERTY
     ---------------------

     (a) The Company is the sole legal and beneficial owner of or has the right to use, free and clear of all material liens, claims or restrictions all Intellectual Property Rights.

     (b) All the Intellectual Property Rights are valid and enforceable and are in full force and effect.

     (c) The details of the Intellectual Property Rights which are set out in the Third Schedule are true, complete and accurate in all material respects.

     (d) All Intellectual Property Rights which are capable of registration have been registered.

     (e) The Company has not granted, or purported to grant, to any third party any licences (whether express or implied) of the Intellectual Property Rights nor has the Company created any equitable interest in, licensed, charged or mortgaged or otherwise encumbered the Intellectual Property Rights.

     (f) All licences to the Company of Intellectual Property which are disclosed in the Disclosure Letter are in full force and effect, are valid and are not subject to any notice of termination, nor (so far as the Warrantors are aware) are there any grounds for termination of any such licence (including but not limited to termination as a result of any of the transactions contemplated in this Agreement), nor, as far as the Warrantors are aware, is the Company in breach of the terms of any such licence, nor is the Company liable to make any payment (or provide other consideration) contingent or otherwise to any third party in respect of the use of any Intellectual Property.

     (g) As far as the Warrantors are aware, nothing has been done or omitted to be done and no circumstances exist which could lead to any Intellectual Property Rights ceasing to be valid and enforceable or whereby:-

          (i) any person is able to seek cancellation, rectification or revocation or any modification of any Intellectual Property Rights; or

          (ii) any applications for registered Intellectual Property Rights might not proceed to grant or might not proceed to grant in their current form; or

          (iii) any Intellectual Property Rights could lapse or where fines could become payable for late payment due to failure to pay fees to any regulatory or governmental authority or any third party prior to or within six months of the date of this Agreement.

     (h) The Warrantors are not aware of any proceedings, actions or claims which are pending or threatened:-

          (i) impugning the title, validity or enforceability (in whole or in part) of any of the Intellectual Property Rights; or

          (ii) in respect of employee rights to compensation as the inventor or author of any Intellectual Property Right; or

          (iii) with the intention that any third party be permitted to use any of the Intellectual Property Rights, and in particular by way of compulsory licence or crown use (or a similar or analogous right in another jurisdiction).

     (i) The carrying on of the business of the Company does not infringe and has not infringed any Intellectual Property of any third party and, so far as the Warrantors are aware, the Company does not need to obtain rights under any Intellectual Property other than the Intellectual Property Rights in order to continue its business as presently constituted or in accordance with its current business plan.

     (j) All trade secrets, know-how and other confidential information relating to the business carried on by the Company which were created by the Company including but not limited to lists of customers and suppliers, sales targets, sales statistics, prices, market research reports, business development and planning:-

          (i) were lawfully created by the Company and were not obtained from a third party;

          (ii) have not been disclosed to any person (save for employees who were under a duty of confidence) without in each case first obtaining a written undertaking from the person in question to keep the same confidential and the Company has disclosed to the Purchaser the names and identities of all persons who have given such undertakings; and

          (iii) the Company is not under any obligation to disclose the same to any person.

     (k) The Company is not using any get up or trading style which is the same as or similar to that of a third party who carries on a similar business to the Company in the countries where the Company conducts its business.

     (l) So far as the Warrantors are aware the Company is not engaged in any activity which could lead to a third party bringing a claim against the Company for passing off or (in other jurisdictions) for unfair competition and so far as the Warrantors are aware the Company does not have (and never has had) grounds to bring an action against a third party for passing off or for unfair competition.

     (m) The Company has complied at all times with all applicable requirements of the Data Protection Act 1984.

     (n) All software held and/or used by the Company is and will remain Millennium Compliant.

     (o) The Company is not liable to make any payment (or provide other consideration), contingent or otherwise, to any third party in respect of any third party licences, relating to any of the Intellectual Property, which have expired or been terminated and no proceedings, actions or claims are pending or threatened in respect of third party rights in and to such Intellectual Property which is the subject of expired or terminated third party licences.

10.  FREEHOLD AND LEASEHOLD PROPERTY
     -------------------------------

(1)  THE PROPERTIES
     --------------

     The Properties comprise all of the premises and land now owned or occupied by or at any time used in connection with the businesses of the Company.

(2)  TITLE
     -----

     In relation to each Property which is situated in the U.K.:-

     (a) the Company or the Subsidiary named in the Fifth Schedule as owner of the Property is the legal owner of and beneficially entitled to the whole of the proceeds of sale of and has a good title to the whole of the Property;

     (b) if the title to the Property is registered then the Company is registered with Absolute Title and if not so registered then the title of the Company commences with the lease of the relevant Property to the Company and the Company has in its possession all original documents and other documents and papers relating to the Company's title to the Property;

     (c) there are no mortgages, charges or debentures, rent charges, liens, annuities or other unusual outgoings, or trusts affecting the Property or the proceeds of sale of it;

     (d) save as contained or referred to in the lease of the relevant Property, the Property is not subject to any adverse estate, right, interest, covenant, restriction, stipulation, easement, option, right of pre-emption, wayleave, profit a prendre, licence or other right or informal arrangement in favour of any third party nor is there any agreement or commitment to create any of the foregoing and where the Property is subject to any such arrangement the Company has not received notice of any breach of it and is not aware of any material breach likely to cause such a notice to be received;

     (e) the Property has access and egress over Norwich Avenue West which is adopted by the appropriate highway authority and are maintainable at the public expense. The Property drains into a public sewer and is served by water and electricity utilities. Either the conducting media serving the Property connect directly to the mains without passing through land in the occupation or ownership of a third party or, if they do not, the rights necessary for the enjoyment and present use of the Property are enjoyed on terms which are set out in the lease relating to the relevant Property;

     (f) where the title of the Property or any part of it is unregistered but situated in an area of compulsory registration no event has occurred in consequence of which registration of the Company's title to the relevant Property should have been effected; and

     (g) there are no material outstanding disputes, claims or demands between the Company and any third party affecting the Property of which the Warrantors are aware.

(3)  TOWN AND COUNTRY PLANNING
     -------------------------

     In relation to each Property which is situated in the U.K.:-

     (a) no development at the Property or use of the Property has been undertaken by the Company in breach of the Town and Country Planning legislation;

     (b) the planning consents and permissions affecting the Property are either unconditional or are subject only to conditions which are neither unusual, personal nor temporary and which have been satisfied or fully observed and performed up to the date of this Agreement;

     (c) there is no resolution, proposal, scheme or order, whether formally adopted or not, for the compulsory acquisition of the whole or any part of the Property or any access or egress;

     (d) there is no outstanding statutory or other notice relating to the Property, any business carried on there or the use of the Property;

     (e) there is no outstanding monetary claim or liability, contingent or otherwise, in respect of the Property;

     (f) none of the buildings or structures on the Property has been listed under s.54 Town and Country Planning Act 1971 or s.1 Planning (Listed Buildings and Conservation Areas) Act 1990, nor has the local authority authorised the service of any building preservation notice under s.58 Town and County Planning Act 1971 or s.3 Planning (Listed Buildings and Conservation Areas) Act 1990 or any repairs notice under
          s.115 Town and Country Planning Act 1971 or s.48 Planning (Listed Buildings and Conservation Areas)

          Act 1990 in respect of the Property or any building or structure thereon, nor has the local authority made or resolved to make any noise abatement zone order under s. 63 Control of Pollution Act 1974 for any area which includes the Property;

     (g) the Property is not in an urban development area, an improvement area or an enterprise zone; and

     (h) there are no onerous Local Land Charges registered in respect of the Property.

(4)  STATUTORY REQUIREMENTS
     ----------------------

     In relation to each Property which is situated in the U.K.:-

     (a) a Fire Certificate has been issued in respect of the Property and there has been no breach of the provisions or conditions contained in it;

     (b) so far as the Warrantors are aware the Property complies with the requirements of the Shops Act 1950, the Factories Acts, the Offices, Shops and Railway Premises Act 1963 (as modified), the Fire Precautions Act 1971, the Health and Safety at Work etc., Act 1974 and any similar legislation, bye-laws and regulations made thereunder; and

     (c) so far as the Warrantors are aware there is no actual or potential liability arising under the Control of Pollution Act 1974 or any other public health legislation which could give rise to any costs, liabilities or other obligations binding upon either the Vendors or the Purchaser.

(5)  STATE AND CONDITION OF THE PROPERTIES
     -------------------------------------

     The Property is fit for the purposes for which it is used.


(6)  LEASEHOLD PROPERTIES
     --------------------

     Where the interest of the Company in any Property is leasehold the details of the date, parties, premises and term have been completed in the Fifth Schedule and:-

     (a) The Company has paid the rent and the last demands for rent (or receipts if issued) were unqualified.

     (b) So far as the Warrantors are aware, there are no material subsisting breaches of any covenant or condition contained in the Lease on the part of either the relevant landlord or the Company and no landlord has refused to accept rent or made any complaint or objection;

     (c) (UK Property only) no structural alterations have been made to the exterior of the Property at the expense of the Company without landlord's consents and approvals and all other alterations to the Property have been made in accordance with the terms of the relevant Lease and with all necessary consents and approvals and do not have to be reinstated at the expiry of the term.

     (d) (UK Property only) all steps in rent reviews have been duly taken and no rent reviews are or should be currently under negotiation or the subject of a reference to any expert or arbitrator of the Courts;

     (e) (UK Property only) the Lease does not contain a covenant which requires the tenant to offer to surrender the same before or as a pre-condition of an assignment or underletting nor does it contain requirements to be satisfied on a change of ownership of the share capital or control of the tenant;

     (f) (US Property only) a full and complete lease together with all amendments thereto and any related documents have been supplied to the Purchaser and WAM!NET.

(7)  PROPERTIES SUBJECT TO LEASES AND LICENCES
     -----------------------------------------

     No Property is the subject of any Lease or Licence for the benefit of any person other than the Company.

(8)  CONTINGENT LIABILITIES
     ----------------------

     There is no actual or contingent liability on the part of the Company arising directly or indirectly out of any lease, agreement for lease, conveyance or licence or other deed previously held by the Company as an original lessee or underlessee or otherwise in respect of any Property situated in the U.K.

(9)  REPLIES BEFORE CONTRACT
     -----------------------

     Any replies given by or on behalf of the Vendor to Enquiries Before Contract raised by or on behalf of the Purchaser relating in any way to the Property are true and accurate in all respects.

11.  ENVIRONMENTAL ISSUES
     --------------------

     In respect of such of the Properties which are situated in the U.K.:

     (a) So far as the Warrantors are aware the Company has obtained all necessary Environmental Licences and complied with the terms and conditions of such Environmental Licences and all other applicable Environmental Law.

     (b) Neither the Company nor (so far as the Warrantors are aware) any of its directors, officers or employees nor any person for whose acts or defaults the Company may be vicariously liable is involved (in relation to any matter for which the Company is vicariously liable) in any legal, administrative, civil, criminal, arbitration or other proceedings or investigations in relation to any Environmental Law or any Environmental Licence or concerned with the pollution or protection of the Environment or the protection of or harm to the health of humans, animals or plants in any jurisdiction and, so far as the Warrantors are aware, none such are pending or threatened by or against the Company or any such person and, so far as the Warrantors are aware, there are no facts or circumstances that may give rise to any such proceedings arbitration or investigations.

     (c) So far as the Warrantor are aware, the Company does not own use or occupy and has not owned used or occupied any land, water supply, plant or equipment, whether or not in or at the Properties, which contains or has contained a hazardous substance or article, waste or other pollutant or contaminant or which is or has been used for the deposit, storage, treatment or disposal of waste or sewage or been affected by any pollution, noise or nuisance from any other land or activity thereon or use thereof and, so far as the Warrantors are aware, no land or water supply adjoining any land or water supply owned, used or occupied by the Company has contained or contains any such hazardous substance, waste or other pollutant or contaminant.

     (d) So far as the Warrantors are aware the Company has not discharged or emitted into or on, so far as the Warrantors are aware, to the Environment any hazardous substance or article, pollutant or contaminant in breach of the terms and conditions of any Environmental Licence.

     (e) The Company has not received or given any notice or other communications alleging breach of any Environmental Law or Environmental Licence and, so far as the Warrantors are aware, there are no facts or circumstances that may give rise to the giving or receipt of any such notice or communication.

     (f) There is and has been no governmental or other investigation, enquiry or disciplinary proceeding relating to the pollution or protection of the Environment concerning the Company or the Properties and, so far as the Warrantors are aware, none is pending or threatened and no facts or circumstances exist which might give rise to any such investigations, enquiries or proceedings.

12.  MEDIA TEC INVESTMENTS LIMITED
     -----------------------------

     None of the Warrantors have any interest whatsoever in Media Tec Investments Limited.

13.  NO BROKERS OR FINDERS
     ---------------------

     No person, firm or corporation has or will have, as a result of any act or omission of any of the Vendors, any right, interest or valid claim against or upon the Purchaser or WAM!NET for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

                                    PART II
                                    -------

                           THE PURCHASER WARRANTIES
                           ------------------------


1.   CORPORATE STATUS
     ----------------

     Each of WAM!NET and the Purchaser is a corporation duly organised, validly existing and (if appropriate) in good standing under respectively the laws of the State of Minnesota and England with full corporate power and authority to own its properties and carry on its business as now conducted.

2.   AUTHORITY FOR AGREEMENTS
     ------------------------

     Each of WAM!NET and the Purchaser has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by each of WAM!NET and the Purchaser of this Agreement and the consummation of the transactions contemplated therein have been duly authorised by all necessary corporate action on the part of each. This Agreement has been duly executed and delivered by WAM!NET and the Purchaser and constitutes the valid and legally binding obligations of WAM!NET and the Purchaser respectively enforceable against each such company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation and similar laws of general application relating to or affecting the rights and remedies of creditors.

3.   NO CONFLICTS
     ------------

     The execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated hereby, except where the failure to obtain a consent or waiver of any third party will not have a material adverse effect on WAM!NET and the Purchaser or impair the ability of WAM!NET or the Purchaser to consummate the transactions thereby contemplated (i) do not and will not, so far as the Purchaser or WAM!NET is concerned, require the consent, waiver, approval, license, designation or authorisation of, or declaration with, any person or public authority; (ii) do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, or accelerate or permit the acceleration of the performance required by the terms of, or result in the creation of any mortgage, security interest, claim, lien, charge or other encumbrance upon any of the assets of WAM!NET or the Purchaser or pursuant to, or otherwise give rise to any liability or obligation under the articles or bylaws (or similar organisational documents) of WAM!NET or the Purchaser under any agreement, mortgage, deed of trust, indenture, licence, permit or any other agreement or instrument or any order, judgment, decree, statute, regulation or any other restriction of any kind or description to which WAM!NET or the Purchaser is a party or by which WAM!NET or the Purchaser may be bound; and
     (iii) will not terminate or result in the termination of any such agreement or instrument, or in any way affect or violate the terms and conditions of, or result in the cancellation, modification, revocation or suspension of, any rights of WAM!NET or the Purchaser.

4.   ORGANISATIONAL DOCUMENTS; SUBSIDIARIES
     --------------------------------------

     The copies of the articles of incorporation and bylaws or memorandum and articles of association (or similar organisational documents) of WAM!NET and the Purchaser delivered to the Vendors or their agents prior to the execution of this Agreement are true and complete copies of the duly and legally adopted articles of incorporation and bylaws or memorandum and articles of association (or similar organisational documents) of WAM!NET and the Purchaser in effect as of the date of this Agreement.

5.   QUALIFICATION
     -------------

     Each of WAM!NET and the Purchaser is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed or in good standing would have a material adverse impact on its business.

6.   FINANCIAL STATEMENTS
     --------------------

     WAM!NET has heretofore delivered to each of the Vendors a consolidated balance sheet of WAM!NET and the WAM!NET Subsidiaries at 31 December 1997 (the "Audited Balance Sheet"), together with consolidated statements of operations, stockholders' equity and cash flow of WAM!NET and the subsidiaries of WAM!NET ("WAM!NET Subsidiaries") for the fiscal year then ended, and the report thereon of Ernst & Young, certified public accountants. Such financial statements present fairly the consolidated financial condition of

     WAM!NET and the WAM!NET Subsidiaries at the relevant balance sheet date and the consolidated results of operations of WAM!NET and the WAM!NET Subsidiaries for the period therein specified, and have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with prior accounting periods.

7.   LITIGATION
     ----------

     (a) Since 31 December 1997 neither WAM!NET nor any WAM!NET Subsidiary has received notice of any claim for damages or seeking any other relief against WAM!NET or any WAM!NET Subsidiary.

     (b) Neither WAM!NET nor any WAM!NET Subsidiary is engaged whether as plaintiff or defendant or otherwise in any legal action, proceedings or arbitration (other than as plaintiff in the collection of debts arising in the ordinary course of its business) nor is WAM!NET nor any WAM!NET Subsidiary being prosecuted for any criminal offence and, so far as WAM!NET is aware, there are no such proceedings or prosecutions pending or threatened.

     (c) So far as WAM!NET is are aware, there are no investigations, disciplinary proceedings or other circumstances likely to lead to any such claim or legal action, proceedings or arbitration (other than as aforesaid) or prosecution in which WAM!NET or any WAM!NET Subsidiary may become involved.

8.   CONSIDERATION SHARES
     --------------------

     The Consideration Shares referred to in sub-clause 5.1.2 are duly authorised and, when issued at Completion pursuant to the terms of this Agreement, will be validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions (except restrictions on transfer thereof other than in compliance with federal and state securities laws). The Consideration Shares referred to in Clause 6 are duly authorised and reserved to the Vendors and, when issued pursuant to the terms of this Agreement, will be validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions (except restrictions on transfer thereof other than in compliance with federal and state securities laws). The certificates representing the Consideration Shares to be delivered by WAM!NET under this Agreement will be genuine, and WAM!NET has no knowledge of any facts which would impair the validity thereof.

9.   CAPITAL STOCK
     -------------

     The authorized capital stock of WAM!NET consists of (a) 90,000,000 shares of Common Stock, par value U.S. $0.01 per share, of which 1,339,948 shares of Common Stock are issued and outstanding, and (b) 100,000 shares of Class A Preferred Stock, par value U.S. $10.00 per share, of which 100,000 shares are issued and outstanding and (c) 9,900,000 shares of undesignated capital stock, none of which are issued and outstanding.

     All of the outstanding shares of capital stock of each of WAM!NET and the WAM!NET Subsidiaries were duly authorized and validly issued and are fully paid and nonassessable.

     No holder of any security of WAM!NET is entitled to any preemptive or similar rights to purchase securities from WAM!NET. All outstanding securities of WAM!NET and the WAM!NET Subsidiaries have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

10.  NO BROKERS OR FINDERS
     ---------------------

     No person, firm or corporation has or will have, as a result of any act or omission of any of WAM!NET or the WAM!NET Subsidiaries, any right, interest or valid claim against or upon the Vendors for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

11.  REGISTRATION RIGHTS
     -------------------

     Other than under Clause 18 WAM!NET has not agreed to register any of its authorized or outstanding securities under the Securities Act.

                              THE EIGHTH SCHEDULE
                              -------------------

                           LIMITATIONS OF LIABILITY
                           ------------------------

                                    PART I
                                    ------


1. No liability shall arise in respect of a Relevant Claim unless the aggregate amount of all Relevant Claims exceeds (Pounds)300,000 but if the aggregate of all Relevant Claims exceeds such sum as aforesaid then (subject to the other provisions hereof), the Warrantors shall be liable for the whole of such liabilities and not merely for the excess. The foregoing shall not apply to a Relevant Claim which relates to a liability to Taxation (as defined in the Tax Deed) arising as a result of any adjustment of the profits of the Company or any Subsidiary for the purposes of Taxation in connection with a marketing rebate of approximately (Pounds)180,000 from the Company to 4-Sight Inc nor, for the avoidance of doubt, any liability arising pursuant to the indemnity contained in Clause 10.2.

2. (a) The aggregate amount of liabilities of the Warrantors under or in connection with all Relevant Claims shall not exceed the amount of the Consideration actually received by the Warrantors. The aggregate amount of liability of each Warrantor under or in connection with all Relevant Claims shall not exceed the aggregate amount of the Consideration actually received by such Warrantor for his Shares including the Consideration Shares. For the purposes of this paragraph the Consideration Shares shall be deemed to have a value per Share equal to the net proceeds of sale not exceeding US$40 per Consideration Share sold (less Taxation thereon) at arms' length of such Consideration Shares as are required to meet the Warrantors' liability for any Relevant Claim (in excess of the cash consideration received by him) PROVIDED THAT to the extent that prior to the date of the Relevant Claim, any of such Consideration Shares shall have been disposed of by way of sale at arms' length, the net proceeds of sale (less Taxation thereon) shall be substituted pro rata for such value.

     (b) The amount of Taxation taken into account in determining the value per Share for the purposes of sub-paragraph 2(a) above shall be reduced by the amount of any credit in respect of Taxation given to the Warrantor as a result of an adjustment of the Consideration which is attributable to a payment made in respect of a Relevant Claim.

     (c) The Warrantors undertake that, to the extent required, they will dispose of the Consideration Shares held by them by way of arms length sale in order to meet any Relevant Claim.

     (d) The US dollar value of any net proceeds of sale of any Consideration Shares shall, for the purposes of this paragraph 2 be converted into sterling at the spot rate (at which dollars are bought with sterling) on the date on which the net proceeds are received.

3. All Relevant Claims against the Warrantors under or in connection with the Vendor Warranties shall be wholly barred and unenforceable unless written particulars thereof (giving reasonable details of the specific matter or claim in respect of which a claim is made to the extent known to the Purchaser) shall have been given to the Warrantors by no later than the second anniversary of Completion or, in the case of any claim by reason of a breach of a Warranty contained in paragraph 8 of the Seventh Schedule, within a period of six years from the end of the current accounting reference period of the Company.

4. All Relevant Claims against the Warrantors under or in connection with the Tax Deed shall be wholly barred and unenforceable unless written particulars thereof (giving reasonable details of the specific matter or claim in respect of which a claim is made to the extent known to the Purchaser) shall have been given to the Warrantors within a period of six years from the end of the current accounting reference period of the Company.

5. Where notice of a Relevant Claim has been duly given, such claim shall be wholly barred and unenforceable unless proceedings in respect of such claim shall have been issued and served upon the Warrantors within 12 months after notice of such claim shall be deemed to have been served (or, if part of such claim relates to a liability which is contingent, then in respect of such part only, within 12 months after such liability becomes an actual liability).

6. Where notice of a Relevant Claim has been duly given and part of such claim relates to a liability which is contingent, the Warrantors shall not be under any obligation to make any payment to the Purchaser or (if applicable) the Company in respect of such liability until such time as it becomes an actual liability.

7. In the event that the Purchaser or the Company or any of the Subsidiaries recovers any sum (whether by payment, discount, credit or otherwise) from any third party which relates to the subject matter of a Relevant Claim the Purchaser shall offset (after deducting any applicable tax and the reasonable expenses incurred by the Purchaser or the Company or any of the Subsidiaries in the recovery thereof) such sum against the amount of the related claim payable by the Warrantors or, if the Warrantors have already paid such Relevant Claim, the Purchaser shall pay promptly or procure that the Company or the Subsidiaries (as the case may be) shall pay promptly such portion of such sum to the Warrantors, but only to the extent of the net payment received by the Purchaser from the Warrantors in respect of such Relevant Claim.

8. In respect of any Relevant Claim paid in full by the Warrantors, the Warrantors shall be entitled to full subrogation to the rights of the Company, the Subsidiaries and the Purchaser against the third party to the extent that the Warrantors have so paid and the Purchaser shall and shall procure that the Company and the Subsidiaries shall co-operate with all reasonable requests to aid the Warrantors to collect from the third party, PROVIDED THAT all reasonable out-of-pocket expenses and all costs, claims, actions and demands made on the Purchaser or the Company or any of the Subsidiaries as a result of any action required to be taken by the Warrantors shall be paid for by the Warrantors.

9. In respect of any Relevant Claim not first paid in full by the Warrantors, the Purchaser will take such action as the Warrantors may reasonably require to avoid, resist, contest or compromise any Relevant Claim or matter which gives or may give rise to a Relevant Claim, and where required by the Warrantors, give control of the conduct of any Relevant Claim or matter which may give rise to a Relevant Claim to the Warrantors (provided that such action or control shall not be required by the Warrantors in relation to any matters which is likely or might reasonably be expected directly or indirectly adversely to affect relations with customers or suppliers of the Company and/or any of the Subsidiaries or may otherwise adversely affect the business or financial position of the Company and/or any of the Subsidiaries), and subject in each such case to being indemnified and secured first to the Purchaser's reasonable satisfaction by the Warrantors against all reasonable costs in so doing.

10. The Warrantors shall not be liable in respect of a Relevant Claim under or in connection with the Vendor Warranties if and to the extent that the loss is or has been included and satisfied in any Relevant Claim under the Tax Deed nor shall they be liable in respect of a Relevant Claim under or in connection with the Tax Deed if and to the extent that the loss is or has been included and satisfied in any Relevant Claim under the Warranties. To the extent that the Relevant Claim arises under the Vendor Warranties and also under the Tax Deed, such claim shall first be satisfied under the Warranties.

11. The Purchaser shall not be entitled to make any Relevant Claim under or in connection with the Vendor Warranties to the extent that the matter giving rise to the Relevant Claim has been fairly disclosed in the Disclosure Letter.

12. The Purchaser shall not be entitled to make any Relevant Claim (and the Warrantors shall not be liable in respect of any such claim):-

     (a) to the extent that the subject matter of the claim is specifically reserved or provided for or included as a liability in the Audited Accounts or the Management Accounts;

     (b) to the extent that such liability would not have arisen but for a voluntary act or omission by the Company or any Subsidiary which was provided for in or carried out to comply with the terms of or give effect to this Agreement or which is outside the ordinary course of business after Completion and which could reasonably have been avoided and which the Purchaser was aware or ought reasonably to have been aware might give rise to a Relevant Claim (save where such act or omission is a result of a legally binding obligation of the Company or the Subsidiary entered into before Completion or is done with the prior written approval of the Warrantors);

     (c) to the extent that liability in respect of such claim arises or is increased as a result of any increase in the rates of Taxation made or imposed after Completion with retrospective effect to any period ending on or before Completion;

     (d) to the extent that liability in respect of such claim arises or is increased as a result of the retrospective imposition of Taxation as a consequence of any change in the law enacted or in the published Inland Revenue practice thereof or otherwise made after the date hereof;

     (e) to the extent that such liability arises wholly or partly out of or the amount thereof is increased as a result of any change in the accounting principles or practices of the Purchaser or WAM!NET or the Company or any of the Subsidiaries introduced or having effect after the date hereof unless the same is introduced to bring such accounting principles and practices into line with generally accepted accounting principles and practices in relation to a business of the type carried on by the Company and the Subsidiaries.

13. In this Part I of this Schedule, any reference to the Purchaser shall be construed as meaning the Purchaser and/or WAM!NET.

                                    PART II
                                    -------


1. No liability shall arise in respect of a Relevant Claim unless the aggregate amount of all Relevant Claims exceeds (Pounds)300,000 but if the aggregate of all Relevant Claims exceeds such sum as aforesaid then (subject to the other provisions hereof), the Purchaser and WAM!NET shall be liable for the whole of such liabilities and not merely for the excess.

2. The aggregate amount of liabilities of the Purchaser and WAM!NET under or in connection with all Relevant Claims shall not exceed US$12,612,204 .


3. All Relevant Claims against the Purchaser and WAM!NET under or in connection with the Purchaser Warranties shall be wholly barred and unenforceable unless written particulars thereof (giving reasonable details of the specific matter or claim in respect of which a claim is made to the extent known to the Vendors) shall have been given to the Purchaser and WAM!NET by no later than the second anniversary of Completion.

4. Where notice of a Relevant Claim has been duly given, such claim shall be wholly barred and unenforceable unless proceedings in respect of such claim shall have been issued and served upon the Purchaser and WAM!NET within 12 months after notice of such claim shall be deemed to have been served (or, if part of such claim relates to a liability which is contingent, then in respect of such part only, within 12 months after such liability becomes an actual liability).

5. Where notice of a Relevant Claim has been duly given and part of such claim relates to a liability which is contingent, the Purchaser and WAM!NET shall not be under any obligation to make any payment to the Vendors in respect of such liability until such time as it becomes an actual liability.

6. In the event that the Vendors or the Company or any of the Subsidiaries recovers any sum (whether by payment, discount, credit or otherwise) from any third party which relates to the subject matter of a Relevant Claim the Vendors shall offset (after deducting any applicable tax and the reasonable expenses incurred by the Vendors or the Company or any of the Subsidiaries in the recovery thereof) such sum against the amount of the related claim payable by the Purchaser and WAM!NET or, if the

     Purchaser and WAM!NET have already paid such Relevant Claim, the Vendors shall pay promptly such portion of such sum to the Purchaser and WAM!NET, but only to the extent of the net payment received by the Vendors from the Purchaser and WAM!NET in respect of such Relevant Claim.

7. In respect of any Relevant Claim paid in full by the Purchaser and WAM!NET, the Purchaser and WAM!NET shall be entitled to full subrogation to the rights of the Company and the Subsidiaries and the Vendor against the third party to the extent that the Purchaser and/or WAM!NET have so paid and the Vendors shall and shall procure that the Company and the Subsidiaries shall co-operate with all reasonable requests to aid the Purchaser and/or WAM!NET to collect from the third party, PROVIDED THAT all reasonable out-of-pocket expenses and all costs, claims, actions and demands made on the Vendors or the Company or any of the Subsidiaries as a result of any action required to be taken by the Purchaser and WAM!NET shall be paid for by the Purchaser and WAM!NET.

8. In respect of any Relevant Claim not first paid in full by the Purchaser and/or WAM!NET, the Vendors will take such action as the Purchaser and WAM!NET may reasonably require to avoid, resist, contest or compromise any relevant claim or matter which gives or may give rise to a Relevant Claim, and where required by the Purchaser and WAM!NET, give control of the conduct of any Relevant Claim or matter which may give rise to a Relevant Claim to the Purchaser and WAM!NET (provided that such action or control shall not be required by the Purchaser and WAM!NET in relation to any matters which are likely or might reasonably be expected directly or indirectly adversely to affect relations with customers or suppliers of the Company and/or any of the Subsidiaries or may otherwise adversely affect the business or financial position of the Company and/or any of the Subsidiaries), and subject in each such case to being indemnified and secured first to the Vendors' reasonable satisfaction by the Purchaser and WAM!NET against all reasonable costs in so doing.

9. The Vendors shall not be entitled to make any Relevant Claim under or in connection with the Purchaser Warranties to the extent that the matter giving rise to the Relevant Claim has been fairly disclosed in the Purchaser's Disclosure Letter.

10. The Vendors shall not be entitled to make any Relevant Claim (and the Purchaser and WAM!NET shall not be liable in respect of any such claim):-

     (a) to the extent that the subject matter of the claim is specifically reserved or provided for or included as a liability in the Audited Balance Sheet referred to in paragraph 6 of the Seventh Schedule;

     (b) to the extent that liability in respect of such claim arises or is increased as a result of any increase in the rates of Taxation made or imposed after Completion with retrospective effect to any period ending on or before Completion;

     (c) to the extent that liability in respect of such claim arises or is increased as a result of the retrospective imposition of Taxation as a consequence of any change in the law enacted or in the published Inland Revenue or other Tax Authority practice thereof or otherwise made after the date hereof.

SIGNED by                     )
------
DAVID ANTHONY TOWNEND         ) /s/ David Townend
---------------------
in the presence of:-          )
   /s/ A.R. Prest


SIGNED by                     )
------
LYNDON DAVID STICKLEY         ) /s/ Lyndon David Stickley
---------------------
in the presence of:-          )
   /s/ Peter Basius


SIGNED by                     )
------
ANDREW STEVEN BAIRD           ) /s/ Andrew S. Baird
-------------------
in the presence of:-          )
   /s/ Clair Baird


SIGNED by                     )
------
YORICK PHOENIX                ) /s/ Yorick Phoenix
--------------
in the presence of:-          )
   /s/ A.R. Prest


SIGNED by Frank Dearie        )
------
for and on behalf of          ) /s/ Frank Dearie
MEDIA TEC INVESTMENTS         )
---------------------
LIMITED in the presence of:-  )
-------
    /s/ Karen B. Smith


SIGNED by                     )
------
for and on behalf of          ) /s/
GEOCAPITAL IV L.P.            )
------------------
in the presence of:-          )

SIGNED by                     )
------
for and on behalf of          )
Catherine C. Clarke
3i GROUP PLC                  ) /s/ Catherine C. Clarke
------------
in the presence of:-          )



SIGNED by                     )
------
for and on behalf of          )
WAM!NET (UK) LIMITED          ) /s/ Michael Borman
--------------------
in the presence of:-          )
   /s/ Edward J. Driscoll, Jr.


SIGNED by                     )
------
for and on behalf of          )
WAM!NET INC.                  ) /s/ Edward J. Driscoll III
------------
in the presence of:-          )
   /s/ Michael O'Donnell